Exhibit B-11(d)




                         Trust Indenture
                         (Series 1999-A)


                             between


          Parish of West Feliciana, State of Louisiana


                               and


                      The Bank of New York



                  Dated as of September 1, 1999







                           $62,000,000
          Parish of West Feliciana, State of Louisiana
            Pollution Control Revenue Refunding Bonds
               (Entergy Gulf States, Inc. Project)
                          Series 1999-A

                        Trust Indenture
                        (Series 1999-A)


     This Trust Indenture (Series 1999-A) dated as of September 1, 1999 between the Parish of West Feliciana, State of Louisiana, a political subdivision of the State of Louisiana (the "Issuer"), and The Bank of New York, a banking corporation organized and existing under and by virtue of the laws of the State of New York and duly authorized to accept and execute trusts, as trustee (the "Trustee").


                     W i t n e s s e t h :


     WHEREAS, the Issuer is a political subdivision of the State of Louisiana, authorized and empowered by law, including particularly the provisions of Sections 991 to 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as
amended, and certain related constitutional and statutory authority (the "Industrial Inducement Act"), to issue its revenue bonds for the purpose of using the funds derived from the sale thereof to acquire, purchase, construct or improve industrial plant sites and industrial plant buildings, pollution abatement and control facilities, and necessary property and appurtenances thereto; and

     WHEREAS, pursuant to the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Act"), and a Trust Indenture dated as of December 1, 1994 (the "Prior Indenture") between the Issuer and Bank One Trust Company, NA (formerly First National Bank of Commerce), as trustee (the "Prior Trustee"), the Issuer issued its Pollution Control Revenue Refunding Bonds (Gulf States Utilities Company Project) Series 1994 (the "Prior Bonds") in the aggregate principal amount of $102,000,000 for the purpose of refunding the Issuer's outstanding Pollution Control Revenue Bonds (Gulf States
Utilities Company Project) Series 1984A, Series 1984B, Series 1984C and Series 1984D, which Bonds were issued pursuant to the Industrial Inducement Act to finance the cost of acquiring a leasehold interest in the seventy percent undivided interest in certain water pollution control facilities and sewerage disposal facilities (the "Facilities") at the River Bend Unit 1 (the "Plant") of Entergy Gulf States, Inc. (formerly Gulf States Utilities Company), a Texas corporation (the "Company"), in the geographic limits of the Issuer; and

     WHEREAS, on December 31, 1993, the Company became a wholly-owned subsidiary of Entergy Corporation and continues to operate as a public utility company under the regulation of the Public Utility Commission of Texas and the Louisiana Public Service Commission; and

     WHEREAS, $102,000,000 of the Prior Bonds are outstanding, and the Company has requested that the Issuer refund $62,000,000 of the Prior Bonds in order to achieve interest cost savings through the issuance by the Issuer of $62,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Entergy Gulf States, Inc. Project) Series 1999-A (the "Bonds"); and

     WHEREAS, the Issuer is authorized and empowered by law, including particularly the provisions of the Act, to issue its refunding bonds for the purpose of refunding, readjusting, restructuring, refinancing, extending, or unifying the whole or any part of outstanding securities of the Issuer in an amount sufficient to provide funds necessary to effectuate the purpose for which the refunding bonds are being issued; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has agreed to issue the Bonds for the purpose of refunding a portion of the Prior Bonds; and

     WHEREAS, the Bonds bear interest, mature and are subject to redemption and purchase as set forth in this Trust Indenture; and

     WHEREAS, in consideration of the issuance of the Bonds by the Issuer, the Company will agree to make payments in an amount sufficient to pay the principal of, premium, if any, Purchase Price and interest on the Bonds pursuant to a Refunding Agreement (Series 1999-A) dated as of September 1, 1999 (the "Refunding Agreement") between the Issuer and the Company, said Bonds to be paid solely from the revenues derived by the Issuer from said payments by the Company pursuant to the Refunding Agreement and any moneys held under this Indenture, and said Bonds shall not constitute an indebtedness or pledge of the general credit of the Issuer or the State of Louisiana, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

     WHEREAS, all consents and approvals required to be given by public bodies in connection with the authorization, issuance and sale of the Bonds herein authorized as required by the Act have been or will be secured prior to the delivery of such Bonds; and

     WHEREAS, the execution and delivery of this Indenture under the Act have been in all respects duly and validly authorized by resolution of the Police Jury of the Parish of West Feliciana, State of Louisiana, duly adopted; and

     WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated pursuant to this Indenture, the valid, legal and binding obliga tions of the Issuer, and to constitute this Indenture a valid pledge of the Revenues (as hereinafter defined) and other amounts pledged hereunder as security for the payment of the principal of, premium, if any, and interest on the Bonds authenticated and delivered under this Indenture, have been performed, and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

     NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH that in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to provide for the payment of principal, purchase price and redemption price (as the case may
be) in respect of all Bonds issued and outstanding under this Indenture, together with interest thereon, and in order to secure the rights of the Bondholders and the performance of the covenants contained in the Bonds and herein, the Issuer does hereby grant, bargain, sell, convey, pledge, transfer and assign unto the Trustee, its successors in the trust and their assigns forever (i) all of the right, title and interest of the Issuer in and to the Revenues, (ii) the Refunding Agreement and all right, title and interest of the Issuer under and pursuant to the Refunding Agreement, insofar as they relate to all Bonds issued and outstanding under this Indenture (except for the indemnification and expense reimbursement rights and other rights contained in Sections 4.4, 4.5, 4.6 and 8.5 thereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Refunding Agreement), including, without limitation, all Payments to be received under and pursuant to and subject to the provisions of the Refunding Agreement, (iii) all amounts on deposit in the Bond Fund or other funds created under this Indenture other than the Bond Purchase Fund which is not pledged hereunder and does not constitute security for the Bonds, and
(iv) all moneys, securities and obligations from time to time held by the Trustee under the terms of this Trust Indenture and any and all real and personal property (if any) of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof; except for moneys, securities or obligations deposited with or paid to the Trustee for redemption or payment of Bonds which have been redeemed or matured or which are deemed to have been paid in accordance with Article XV hereof, which shall be held by the Trustee for the benefit of said owners in accordance with the provisions of said Article XV or Section 6.2, as the case may be (collectively, the "Trust Estate"); provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the general credit or taxing power of the Issuer or the State of Louisiana, nor shall this Indenture or the Bonds give rise to a pecuniary liability of the Issuer.

     TO HAVE AND TO HOLD all of the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to them and their assigns forever.

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Indenture without privilege, preference, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds.

     PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund as required under Article VI hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise this Indenture to be and remain in full force and effect.

     THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said revenues and receipts hereby pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders and owners, from time to time, of the Bonds, as follows (provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part or a charge against its general credit but shall be payable solely from the Trust Estate, including the Revenues).


                           ARTICLE I

                          DEFINITIONS

     SECTION I.1. Definitions. Unless otherwise defined herein, all words and phrases defined in the preamble hereto or in the Refunding Agreement shall have the same meaning in this Indenture. In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided for or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and each of the following terms shall have the following meanings:

     "Act"  means  Chapter  14-A of Title  39  of  the  Louisiana
Revised Statutes of 1950, as amended, and all future acts supplemental thereto or amendatory thereof.

     "Administration Expenses" means the reasonable and necessary expenses incurred by the Issuer with respect to the Refunding Agreement, this Indenture and any transaction or event contemplated by the Refunding Agreement or this Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any Paying Agent, any Co-Paying Agent, any Authenticating Agent, the Remarketing Agent and the Bond Registrar under this Indenture.

     "Administrative Fee Fund" means the fund created pursuant to
Section 6.4 hereof.

     "Agreement"  or  "Refunding Agreement" means  the  Refunding
Agreement (Series 1999-A) dated as of September 1, 1999 between the Company and the Issuer which relates to the Bonds, as amended or supplemented from time to time.

     "Authenticating Agent" means the Trustee and any agent so designated in and appointed pursuant to Section 2.6 hereof.

     "Authorized Company Representative" means the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or any Assistant Treasurer of the Company or the person or persons at the time designated to act on behalf of the Company by any one of said officers, such designation in each case to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by said officer.

     "Bond Counsel" means any firm of nationally recognized municipal bond counsel selected by the Issuer and acceptable to the Company and the Trustee.

     "Bond Fund" means the trust fund so designated which is established pursuant to Section 6.1 hereof.

     "Bondholder" or "holder of Bonds" or "owner of Bonds" or "Registered Owner" or "Owner" means the registered owner of any Bond other than the registered owner of any Bond which has been purchased pursuant to Section 4.3 and not surrendered for payment of the Purchase Price thereof.

     "Bond Purchase Fund" means the special fund of that name created pursuant to Section 4.4 hereof.

     "Bond   Register"  and  "Bond  Registrar"  shall  have   the
respective meanings specified in Section 2.3 hereof.

     "Bonds" means the $62,000,000 aggregate principal amount of Pollution Control Revenue Refunding Bonds (Entergy Gulf States,
Inc. Project) Series 1999-A, authorized to be issued under this Indenture. "Bond" means any one of such Bonds.

     "Business  Day" or "business day" means any day  other  than
(i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city of New York, New York or in the city in which the Principal Offices of the Trustee or the Paying Agent are located are authorized or required by law to close or
(ii) a day on which the New York Stock Exchange is closed.

     "Code"   means  the  Internal  Revenue  Code  of  1986,   as
heretofore or hereafter amended.

     "Commercial Paper Rate" means the interest rate for each Bond as determined with respect to such Bond as provided in
Section 3.2 hereof.

     "Commercial Paper Rate Conversion Date" means the day on which the Bonds commence to accrue interest at a Commercial Paper Rate pursuant to Section 3.3 which is immediately preceded by a day on which the Bonds did not accrue interest at a Commercial Paper Rate.

     "Commercial Paper Rate Period" means with respect to any Bond, each period determined for such Bond as provided in Section
3.2 hereof.

     "Company"   means  Entergy  Gulf  States,  Inc.,   a   Texas
corporation, and its permitted successors and assigns.

     "Company Mortgage" means the Company's Indenture of Mortgage dated as of September 1, 1926 made to The Chase National Bank of the City of New York, as trustee, and Chemical Bank (now The Chase Manhattan Bank), as successor trustee, as heretofore and hereafter amended and supplemented.

     "Company Mortgage Trustee" means the successor trustee under the Company Mortgage.

     "Conversion Date" means the day on which a particular type of interest rate becomes effective for the Bonds which is not immediately preceded by a day on which the Bonds have accrued interest at the same type of interest rate (and, when used with respect to any Multiannual Rate Period, a date which is not preceded by a Multiannual Rate Period of the same duration). Each Conversion Date shall be an Interest Payment Date for the Rate Period from which the Bonds are converted.

     "Counsel" means an attorney at law or law firm (who may be counsel for the Issuer or the Company).

     "Daily Rate" means the interest rate to be determined for the Bonds on each Business Day pursuant to Section 3.2 hereof.

     "Daily Rate Conversion Date" means the day on which the Bonds commence to accrue interest at a Daily Rate pursuant to
Section 3.3 which is immediately preceded by a day on which the Bonds did not accrue interest at a Daily Rate.

     "Daily Rate Period" means each period during which the Bonds accrue interest at a particular Daily Rate.

     "Default" means any event which with the giving of notice or the lapse of time or both would constitute an Event of Default.

     "DTC"  means  The Depository Trust Company,  New  York,  New
York.

     "Electronic" notice means notice transmitted through a time-sharing terminal or facsimile machine, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

     "Event  of  Default"  means any of the events  specified  in
Section 10.1 hereof to be an Event of Default.

     "Facilities"  means  the Company's water  pollution  control
facilities  and  sewerage  disposal  facilities  at  the   Plant,
financed in part with the proceeds of the Prior Bonds.

     "Favorable Opinion of Bond Counsel" means an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee and stating, unless otherwise specified herein, that the action proposed to be taken is authorized or permitted by the laws of the State and this Indenture and such action will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes (other than as held by a "substantial user" of the Facilities or a "related person" within the meaning of the Code).

     "First Mortgage Bonds" means the bonds of one or more series issued and delivered under the Company Mortgage.

     "Government Securities" means (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

     "Indenture" means this Trust Indenture (Series 1999-A), as amended or supplemented.

     "Interest Payment Date" means (a) when used with respect to any particular Bond accruing interest at a Commercial Paper Rate, the day after the last day of each Commercial Paper Rate Period applicable thereto; (b) when used with respect to Bonds accruing interest at Daily or Weekly Rates, the first Business Day of each calendar month following a month in which interest at such rate has accrued; (c) when used with respect to Bonds accruing interest at a Multiannual Rate, each March 1 and September 1, and after any Multiannual Rate Conversion Date or the commencement date of a Multiannual Rate Period preceded by a Multiannual Rate Period of the same duration, the first day of the sixth calendar month following the month in which the Multiannual Rate Conversion Date or such commencement date occurs and the first day of each sixth month thereafter to which interest at such rate has accrued and the day after the last day of each Multiannual Rate Period, except that the last Interest Payment Date for any Multiannual Rate Period which is followed by a Commercial Paper, Daily or Weekly Rate Period shall be the first Business Day of the sixth month following the preceding Interest Payment Date; and (d) the Maturity Date.

     "Interest Period" means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date.

     "Interest Rate" or "interest rate" means a Commercial Paper,
Daily, Weekly or Multiannual Rate.

     "Issue Date" means, for each Bond, the actual date of first authentication and delivery of the Bonds.

     "Issuer"  means  the  Parish of  West  Feliciana,  State  of
Louisiana, a political subdivision under the Constitution and laws of the State of Louisiana.

     "Letter of Representations" means the letter agreement among the Issuer, the Trustee, the Paying Agent and the Remarketing
Agent, and accepted by DTC, entered into in connection with DTC's book-entry-only system.

     "Maturity Date" means September 1, 2028.

     "Moody's" means Moody's Investors Service, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Remarketing Agent.

     "Multiannual Rate" means the interest rate to be determined for the Bonds for a term of one or more years pursuant to Section
3.2 hereof.

     "Multiannual Rate Conversion Date" means each day on which the Bonds commence to accrue interest at a Multiannual Rate pursuant to Section 3.3 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Multiannual Rate or accrued interest at a Multiannual Rate for a Multiannual Rate Period of a different duration.

     "Multiannual Rate Period" means each period during which the Bonds accrue interest at a particular Multiannual Rate.

     "Outstanding" or "outstanding", in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

     (a) Bonds theretofore cancelled or required to be cancelled under Section 2.11 hereof;

     (b) Bonds which are deemed to have been paid in accordance with Article XV hereof;

     (c) Bonds in lieu of or in exchange or in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof;

     (d)  Bonds registered in the name of the Issuer; and

     (e)   On  or  after any Purchase Date for Bonds pursuant  to
Article IV hereof, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent.

     In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company or any affiliates thereof (unless all of the outstanding Bonds are then owned by said parties) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an affiliate thereof.

     "Paying  Agent", "paying agent", "Co-Paying Agent"  or  "co-
paying  agent"  means any national banking association,  bank  or
trust  company  appointed pursuant to Section  9.1  hereof.   The
Trustee is the original Paying Agent.

     "Payments"  means  the  payments  payable  by  the   Company
pursuant  to  and  as required by Section 4.2  of  the  Refunding
Agreement.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

     "Plant"  means the electric generating plant known as  River
Bend Unit 1, owned and operated by the Company, and located in the geographic limits of the Parish of West Feliciana, State of Louisiana.

     "Police  Jury" means the Police Jury of the Parish  of  West
Feliciana, State of Louisiana, the governing authority of the Issuer.

     "Prior  Bonds"  has  the meaning set  forth  in  the  second
Whereas clause hereof.

     "Prior  Indenture" has the meaning set forth in  the  second
Whereas clause hereof.

     "Prior  Trustee"  has the meaning set forth  in  the  second
Whereas clause hereof.

     "Principal Office of the Paying Agent" or "Principal Office of the Co-Paying Agent" shall mean the office thereof designated in writing to the Trustee.

     "Purchase Date" means, with respect to each Bond, each day that such Bond is subject to purchase pursuant to Section 4.1 or
4.2 hereof.

     "Purchase Price" or "purchase price" for any Bond shall equal 100% of the principal amount of such Bond plus accrued interest, if any, to the Purchase Date, plus in the case of a Bond converted from a Multiannual Rate Period on a date when such Bond is also subject to optional redemption at a premium, an amount equal to the premium that would be payable on such Bond if redeemed on such date.

     "Rate Period" means the period during which a particular rate of interest determined for the Bonds is to remain in effect pursuant to Article III hereof.

     "Record  Date"  means, as the case may  be,  the  applicable
Regular Record Date or Special Record Date.

     "Refunding Date" means December 1, 1999, or such later date as may be established by the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Bonds to the Underwriters.

     "Refunding Fund" shall mean the fund by that name created and established in Section 5.1 hereof.

     "Regular Record Date" means the close of business on  either
(a) the day (whether or not a Business Day) immediately preceding an Interest Payment Date in the case of Bonds accruing interest at Commercial Paper, Daily or Weekly Rates or (b) the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date in the case of Bonds accruing interest at Multiannual Rates.

     "Remarketing Agent" means Morgan Stanley & Co. Incorporated, and its successors as provided in Section 12.1 hereof. "Principal Office of the Remarketing Agent" means the office designated in writing to the Issuer, the Trustee and the Company.

     "Remarketing Agreement" means the Remarketing Agreement dated as of September 1, 1999 between the Company and the Remarketing Agent, as the same may be amended from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

     "Revenues" means all amounts paid or payable by the Company pursuant to Section 4.2 of the Refunding Agreement, and all receipts of the Trustee credited under the provisions of this Indenture against such payments.

     "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., a New York corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Remarketing Agent.

     "Securities   Depository"  means   any   "clearing   agency"
registered under Section 17A of the Securities Exchange Act of 1934, as amended.

     "Special Record Date" means such date as may be fixed for the payment of defaulted interest in accordance with Section 2.7 hereof.

     "State" means the State of Louisiana.

     "Trustee" means The Bank of New York, and its successor for the time being in the trust hereunder. "Principal Office of the Trustee" means the principal corporate trust office of the Trustee.

     "Underwriters"  means  Morgan Stanley  &  Co.  Incorporated,
Merrill  Lynch, Pierce, Fenner & Smith Incorporated,  CIBC  World
Markets Corp. and Stephens Inc.

     "Weekly Rate" means the interest rate to be determined for the Bonds on a weekly basis pursuant to Section 3.2 hereof.

     "Weekly Rate Conversion Date" means each day on which the Bonds commence to accrue interest at a Weekly Rate pursuant to
Section 3.3 hereof which is immediately preceded by a day on which the Bonds did not accrue interest at a Weekly Rate.

     "Weekly Rate Period" means the period during which the Bonds accrue interest at a particular Weekly Rate.

     "Written Order" means a written order or other written instructions signed in the name of the Issuer by the President of the Police Jury and delivered to the Trustee.

     The words "hereof", "herein", "hereto", "hereby" and "hereun der" and other equivalent words and phrases (except in the form of Bond) refer to the entire Indenture. Unless otherwise noted, all Section and Article references are to sections and articles in this Indenture.


                           ARTICLE II

                           THE BONDS

     SECTION II.1. Amount, Terms, and Issuance of Bonds. The Bonds shall, except as provided in Section 2.9 hereof, be limited to $62,000,000 in aggregate principal amount and shall contain substantially the terms recited in the form of bond attached hereto as Exhibit A with such changes and variations as may be necessary to conform to the provisions hereof. The Bonds may have such additional legends thereon as shall be customary in the industry or deemed necessary by the Trustee in order to provide for an orderly transition of Bonds bearing interest at a Commercial Paper Rate to Bonds bearing interest at a Daily Rate or Weekly Rate as permitted by Section 3.2(b). No bonds other than the Bonds may be issued under this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article.

     Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

     The Issuer may issue the Bonds upon the execution of this Indenture, and the Trustee shall, at the Issuer's request evidenced by a Written Order, authenticate the Bonds and deliver them as specified in the request.

     SECTION  II.2.   Designation,  Denominations,  Maturity  and
Form.   The  Bonds shall be designated "Parish of West Feliciana,
State  of  Louisiana  Pollution Control Revenue  Refunding  Bonds
(Entergy Gulf States, Inc. Project) Series 1999-A".

     All  Bonds  shall be dated the date of their authentication.
The Bonds shall mature on the Maturity Date.

     All Bonds accruing interest at Daily or Weekly Rates shall be issued in denominations of $100,000 and whole multiples thereof. All Bonds accruing interest at Commercial Paper Rates shall be issued in denominations of $100,000 and any integral multiples of $1,000 in excess thereof. All Bonds accruing interest at a Multiannual Rate shall be in denominations of $5,000 and whole multiples thereof.

     SECTION II.3. Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form without coupons. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

     The Issuer shall designate, at the direction of the Company, one or more persons to act as "Bond Registrar" for the Bonds provided that the Bond Registrar appointed for the Bonds shall be either the Trustee, the Paying Agent or a person which would meet the requirements for qualification as a successor trustee imposed by Section 11.8. The Issuer hereby appoints the Trustee as initial Bond Registrar. Any Person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee and the Company, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Company. The Paying Agent and Bond Registrar, in performing their respective duties hereunder, shall be entitled to the same protective provisions in the performance of their respective duties as are specified in Article XI of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent and Bond Registrar had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XI of this Indenture had been set forth herein at length.

     The Bond Registrar shall act as registrar and transfer agent for the Bonds. The Issuer shall cause to be kept at an office of the Bond Registrar a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept.

     The Bond Registrar shall at any time as reasonably requested by the Trustee, the Paying Agent or the Remarketing Agent, certify and furnish to the Trustee, the Paying Agent, the Remarketing Agent and any Paying Agent as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee, the Remarketing Agent and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to them and shall have no liability or responsibility in connection with the preparation thereof.

     SECTION II.4. Transfer and Exchange. Upon surrender for registration of transfer of any Bond at the designated office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination for the aggregate principal amount which the Registered Owner is entitled to receive.

     At the option of the owner, Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount and accruing interest at the same Interest Rate, upon surrender of the Bonds to be exchanged at the office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

     All Bonds presented for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Registrar, duly executed by the owner or by his attorney duly authorized in writing, and such documentation as the Bond Registrar shall reasonably require.

     No service charge shall be made to a Bondholder for any exchange or registration of transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     New Bonds delivered upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

     Except as provided above or in Article IV hereof, the Trustee shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption.

     SECTION II.5. Execution. All the Bonds shall, from time to time, be executed on behalf of the Issuer by the manual or facsimile signature of the President of the Police Jury, its seal (which may be in facsimile) shall be thereunto affixed (or printed or engraved or otherwise reproduced thereon if in facsimile), and attested by the manual or facsimile signature of the Secretary of the Police Jury. A facsimile signature shall have the same force and effect as if personally signed.

     If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed and sealed on behalf of the Issuer by those persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

     SECTION II.6. Authentication; Authenticating Agent. No Bond shall be valid for any purpose until the Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto has been duly executed in accordance herewith by the Trustee, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created.

     If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Bonds in connection with the registration of transfers and exchanges under
Section 2.4 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery "by the Trustee".

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.3, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may, with the consent of the Company (which shall not be unreasonably withheld) appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer, and shall mail notice of such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.

     SECTION II.7. Payment of Principal and Interest; Interest Rights Preserved. (a) The principal or redemption price of any Bond shall be payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public or private debts upon presentation and surrender of such Bond to the Principal Office of the Paying Agent or the Principal Office of the Co-Paying Agent. The
principal or redemption price of (and related interest on) the Bonds shall be payable in immediately available funds. Such payment shall be made to the Registered Owner of the Bond so delivered, as shown on the registration books maintained by the Bond Registrar.

     (b) Subject to the further provisions of Article III hereof, each Bond shall accrue interest and be payable as to interest as follows:

          (i) Each Bond shall accrue interest (at the applicable rate determined pursuant to Article III hereof) (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) from the last preceding Interest Payment Date to which interest has been paid in full or duly provided for (or the Issue Date if no interest thereon has been paid or duly provided for) in all other cases.

          (ii) Subject to the provisions of paragraph (c) below, the interest due on any Bond on any Interest Payment Date (except on the Maturity Date) shall be payable for the immediately preceding Interest Period and will be paid to the Registered Owner of such Bond as shown on the registration books kept by the Bond Registrar as of the Regular Record Date. The amount of interest so payable on any Interest Payment Date shall be computed (A) on the basis of a 365- or 366-day year, as appropriate, for the actual number of days elapsed during Daily Rate Periods, Commercial Paper Rate Periods or Weekly Rate Periods, and (B) on the basis of a 360-day year of twelve 30-day months during Multiannual Rate Periods.

          (iii) So long as the Bonds are held in book-entry-only form, all payments of interest on the Bonds shall be paid to the Registered Owners entitled thereto in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing; otherwise all payments of interest on the Bonds (except at the Maturity Date or at redemption of the Bonds) shall be paid by check mailed to the address of the Registered Owner, as such address shall appear on the books maintained by the Bond Registrar.

          (iv) Interest accrued during any Commercial Paper Rate Period or due on the Maturity Date or at redemption of the Bonds shall be paid only upon presentation and surrender of Bonds and shall be paid to the Registered Owner of the Bond so delivered, as shown on the registration books maintained by the Bond Registrar.

     (c) Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date (except on the Maturity Date) and within any applicable grace period (herein called "Defaulted Interest") shall forthwith cease to be payable to the owner of such Bond on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment.
The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not fewer than 10 days prior to such Special Record Date.

     Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

     SECTION II.8. Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent, the Bond Registrar and any Authenticating Agent may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, any Paying Agent, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.7) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, the Bond Registrar, the Remarketing Agent nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

     SECTION  II.9.  Mutilated, Destroyed, Lost or Stolen  Bonds.
(a) If any Bond shall become mutilated, lost, stolen or destroyed, the affected Bondholder shall be entitled to the issuance of a substitute Bond only as follows:

          (A) in the case of a lost, stolen or destroyed Bond, the Bondholder shall (i) provide notice of the loss, theft or destruction to the Trustee within a reasonable time after the Bondholder receives notice of the loss, theft or destruc tion, (ii) request the issuance of a substitute Bond and
     (iii) provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond;

          (B) in the case of a mutilated Bond, the Bondholder shall surrender the Bond to the Trustee for cancellation;
     and

          (C) in all cases, the Bondholder shall provide indem nity against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this
     Section 2.9 satisfactory to the Issuer, the Trustee and the Company.

     Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee or Authenticating Agent and delivered to the Bondholder, all at the expense of the Bondholder to whom the substitute Bond is delivered.

     Notwithstanding the foregoing, the Trustee or Authenticating Agent shall not be required to authenticate and deliver any substitute Bond for a Bond which has been called for redemption or which has matured or is about to mature or which shall have been purchased pursuant to Section 4.3 hereof and, in any such case, the principal, redemption price or Purchase Price and interest then due or becoming due shall be paid by the Trustee or a Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

     (b) Every substituted Bond issued pursuant to this Section shall constitute an additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder unless the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by a bona fide purchaser for value without notice. In the event the Bond alleged to have been destroyed, lost or stolen shall be enforceable by anyone, the Issuer may recover the substitute Bond from the Bondholder to whom it was issued or from anyone taking under the Bondholder except a bona fide purchaser for value without notice.

     (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

     SECTION II.10. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its request, the Trustee or Authenticating Agent shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any denomination authorized under Section 2.2. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

     SECTION II.11. Cancellation of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer or by the Company for cancellation shall be cancelled by the Trustee and a certificate of cancellation shall be delivered to the Company.

     SECTION II.12. Limited Obligation. The Bonds, together with interest thereon, shall be payable from the Trust Estate and shall be a valid claim of the holders thereof only against the Trust Estate, including, without limitation, the Revenues pledged to the Bonds, which Revenues are pledged and assigned for the equal and ratable payment of the Bonds (principal, premium, if any, and interest) and shall be used for no other purpose than to pay the principal of, premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The Bonds (including premium, if any) and interest thereon shall not constitute an indebtedness or pledge of the general credit of the Issuer or the State, within the meaning of any constitutional or statutory provision and shall never be paid in whole or in part out of any funds raised or to be raised by taxation or any other funds of the Issuer.

     SECTION II.13. Book-Entry Registration of Bonds. The Bonds shall be initially registered in the name of Cede & Co., as nominee for DTC, as registered owner of the Bonds, and held in the custody of DTC. The Issuer, the Trustee, the Paying Agent and the Remarketing Agent acknowledge that the Issuer has executed and delivered the Letter of Representations and that the terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations, including, without limitation, the terms and provisions thereof relating to payment of the principal, premium, if any, interest, or Purchase Price with respect to the Bonds. A single bond certificate for the Bonds will be issued and delivered to DTC. The beneficial owners will not receive physical delivery of Bond certificates except as provided in the Letter of Representations. Beneficial owners are expected to receive a written confirmation of their purchase providing details of each Bond acquired. For so long as DTC shall continue to serve as Securities Depository for the Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds is to receive, hold or physically deliver any Bond certificate.

     For every transfer and exchange of the Bonds, the beneficial owner may be charged a sum sufficient to cover such beneficial owner's allocable share of any tax, fee or other governmental charge that may be imposed in relation thereto.

     The Issuer, the Company, the Trustee and the Paying Agent will recognize DTC or its nominee as the Bondholder for all purposes under this Indenture, including notices and voting.

     Neither the Issuer nor the Trustee are responsible for the performance by DTC of any of its obligations, including, without limitation, the payment of moneys received by DTC, the forwarding of notices received by DTC or the giving of any consent or proxy in lieu of consent.

     Whenever during the term of the Bonds the beneficial ownership thereof is determined by a book entry at DTC, the requirements of this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of DTC as to registering or transferring the book entry to produce the same effect.

     If at any time DTC ceases to hold the Bonds, all references herein to DTC shall be of no further force or effect.


                          ARTICLE III

                  INTEREST RATES ON THE BONDS

     SECTION III.1. Initial Interest Rate. All Bonds shall accrue interest initially at a Multiannual Rate of 5.65% per annum for an initial Multiannual Rate Period beginning on the Issue Date and ending on August 31, 2004, and thereafter at a Multiannual Rate determined by the Remarketing Agent in accordance with the Indenture for Multiannual Rate Periods of five (5) years each unless and until the Rate Period for the Bonds is converted to a different Rate Period or to a Multiannual Rate Period of a different duration pursuant to Section 3.3 or until the Maturity Date. Overdue installments of interest on the Bonds, if any, shall not bear interest.

     SECTION III.2. Determination of Interest Rates.

     (a)  Determination by Remarketing Agent.

          (i) The Interest Rate shall be determined by the Remarketing Agent as the rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds to have a market value as of the date of determination equal to the principal amount thereof, taking into account prevailing market conditions, and with respect to Commercial Paper Rates, the Remarketing Agent shall determine the Commercial Paper Rate and the Commercial Paper Rate Period for each Bond at such rate and for such period as it deems advisable in order to minimize the net interest cost on the Bonds, taking into account prevailing market conditions.

          (ii) In the event the Remarketing Agent fails for any reason to determine or notify the Trustee of the Interest
     Rate for any Rate Period:

               (1) The Interest Rate then in effect for Bonds that are then accruing interest at Daily Rates will remain in effect from day to day until the Trustee is notified of a new Daily Rate determined by the Remarketing Agent.

               (2) The Interest Rate then in effect for Bonds that are then accruing interest at Weekly Rates will remain in effect from week to week until the Trustee is notified of a new Weekly Rate determined by the Remarketing Agent.

               (3) The Interest Rate for any Bond that is then accruing interest at a Commercial Paper Rate and for which a Commercial Paper Rate and Commercial Paper Rate Period is not determined shall be equal to 100% of the prime commercial paper rate (30 days) shown in the table captioned "short-term tax-exempt yields" in the edition of The Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate, and the Rate Period for such Bond shall extend to the day preceding the next Business Day, until the Trustee is notified of a new Commercial Paper Rate and Commercial Paper Rate Period determined for such Bond by the Remarketing Agent.

               (4) The Interest Rate then in effect for Bonds that are then accruing interest at the Multiannual Rate will be automatically converted to Commercial Paper Rates with Commercial Paper Rate Periods of one Business Day until the Trustee is notified of a new
          Interest Rate and Rate Period by the Company and the Remarketing Agent.

          (iii) All determinations of Interest Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent, any Co-Paying Agent and the Owners of the Bonds to which such rates are applicable.

          (iv) The Interest Rate in effect for Bonds during any Rate Period shall be available to Owners on the date such Interest Rate is determined, between 1:00 p.m. and 5:00 p.m., New York City time, from the Remarketing Agent or the Trustee at their principal offices and shall also be communicated by the Remarketing Agent to the Company by telephonic or Electronic notice.

          (v) During any transitional period for a conversion from a Commercial Paper Rate Period to a Daily Rate or Weekly Rate Period in which the Remarketing Agent is setting different Commercial Paper Rate Periods in order to effect an orderly transition of such conversion, Bonds bearing interest at the Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to Commercial Paper Rate Periods and Commercial Paper Rates, and Bonds bearing interest at the Daily Rate or Weekly Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such Daily Rates and Daily Rate Periods or Weekly Rates and Weekly Rate Periods, as the case may be.

     (b) Commercial Paper Rates. The Bonds shall bear interest during its applicable Commercial Paper Rate Period at its applicable Commercial Paper Rate as determined in accordance with this subsection (b). The Commercial Paper Rate borne by the Bonds shall not exceed 15% per annum. Notwithstanding the foregoing, no Commercial Paper Rate Period may be established which exceeds 270 days or, if the Remarketing Agent has given or received notice of any conversion to a Multiannual Rate Period, the remaining number of days prior to the Conversion Date or, if the Remarketing Agent has given or received notice of any conversion to a Daily Rate or Weekly Rate, the length of each Commercial Paper Rate Period for each Bond shall be determined by the Remarketing Agent to be either (A) that length of period that, as soon as possible, shall enable the Commercial Paper Rate Periods for all Bonds to end on the day before the Conversion Date, or (B) that length of period which, based on the Remarketing Agent's judgment, will best promote an orderly transition to the next Rate Period.

     Commercial Paper Rates on, and Commercial Paper Rate Periods for, the Bonds shall be determined as follows:

          (i) The Commercial Paper Rate on a Bond for a specific Commercial Paper Rate Period shall be the rate established by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first Business Day of that Commercial Paper Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell such Bond on that day at a price equal to the principal amount thereof, and such Commercial Paper Rate shall be provided to the Trustee by the Remarket ing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day. Unless the Bonds are in book-entry form, the Trustee will deliver certificates for such Bonds to the Remarketing Agent not later than 2:45 p.m., New York City time, on such Business Day against receipt of payment therefor.

          (ii) Each Commercial Paper Rate Period applicable to a Bond shall be determined by the Remarketing Agent on or prior to the first Business Day of such Commercial Paper Rate Period (but no later than 1:00 p.m. (New York City time) on the first Business Day of the Commercial Paper Rate Period) as that period which, together with all other
     Commercial Paper Rate Periods for all Bonds then Outstanding, will, in the judgment of the Remarketing Agent, produce the greatest likelihood of the lowest net interest cost during the term of the Bonds; provided that each Commercial Paper Rate Period shall be from one to 270 days in length, shall commence on a Business Day, shall end on a day preceding a Business Day or the day preceding the Maturity Date, and in any event shall end no later than the day preceding the Maturity Date. Each Bond may bear interest at a different Commercial Paper Rate and for a Commercial Paper Rate Period different from any other Bond. The Commercial Paper Rate Period shall be provided to the Trustee by the Remarketing Agent by telephonic or Electronic notice by 1:00 p.m., New York City time, on that same day.

          The Remarketing Agent may, in the reasonable exercise of its judgment, (1) determine Commercial Paper Rate Periods that result in Commercial Paper Rates on the Bonds that are higher than would be borne by Bonds with shorter Commercial Paper Rate Periods in order to increase the likelihood of achieving the lowest net interest cost during the term of the Bonds by assuring the availability of such Commercial Paper Rates for the longer Commercial Paper Rate Periods, and (2) in view of the uncertainties involved in anticipating Commercial Paper Rates, establish different Commercial Paper Rate Periods for Bonds on the same date in order to achieve an average of Commercial Paper Rate Periods that, in the reasonable exercise of its judgment, is most likely to achieve the lowest net interest cost during the term of the Bonds.

          The determination of the Commercial Paper Rate Periods by the Remarketing Agent will be based upon the relative market yields of Bonds bearing interest at a Commercial Paper Rate and other securities that bear interest at a variable rate or at fixed rates that, in the reasonable exercise of the judgment of the Remarketing Agent, are otherwise comparable to the Bonds, or any fact or circumstance relating to the Bonds or affecting the market for the Bonds or affecting such other comparable securities in a manner that, in the reasonable exercise of the judgment of the Remarketing Agent, will affect the market for the
     Bonds. The Remarketing Agent, in its discretion, may consider such information and resources as it deems appropriate in making the determinations described in this paragraph, including consultations with the Company, but the Remarketing Agent's determination of the Commercial Paper Rate Period for each Bond will be based solely upon the reasonable exercise of the Remarketing Agent's judgment.

     (c) Daily Rates. A Daily Rate shall be established for each Daily Rate Period as follows:

          (i) Daily Rate Periods shall commence on a Daily Rate Conversion Date which shall be a Business Day and thereafter, prior to the next Conversion Date, on each Business Day thereafter until the Rate Period for the Bonds is converted to a Rate Period other than a Daily Rate Period and shall extend to, but not include, the next succeeding Business Day.

          (ii) The Daily Rate for each Daily Rate Period shall be effective from and including the commencement date thereof and shall remain in effect to, but not including, the next succeeding Business Day. Each such Daily Rate shall be determined by the Remarketing Agent not later than 10:30 a.m., New York City time, on the first Business Day of the Daily Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by Electronic notice by 12:00 noon, New York City time, on that same day. The Daily Rate borne by the Bonds shall not exceed 15% per annum.

     (d) Weekly Rates. A Weekly Rate shall be determined for each Weekly Rate Period as follows:

          (i) Weekly Rate Periods shall commence on a Wednesday and end on Tuesday of the following week, or, if earlier, the day preceding the Maturity Date, and each Weekly Rate Period shall be followed by another Weekly Rate Period until the Rate Period of the Bonds is converted to a Rate Period other than a Weekly Rate Period or until the Maturity Date; provided that (A) in the case of a conversion to a Weekly Rate Period from a different Rate Period, the Weekly Rate Period shall commence on the Weekly Rate Conversion Date and shall end on Tuesday of the following week, or, if earlier, the day preceding the Maturity Date; and (B) in the case of a conversion from a Weekly Rate Period to a different Rate Period, the last Weekly Rate Period prior to conversion shall end on the last day immediately preceding the Conversion Date to the new Rate Period.

          (ii) The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be deter mined by the Remarketing Agent not later than 10:00 a.m., New York City time, on the commencement date of the Weekly Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by written or Electronic notice by 12:00 noon, New York City time, on such date. The Weekly Rate borne by the Bonds shall not exceed 15% per annum.

     (e) Multiannual Rates. The Multiannual Rate for the Multiannual Rate Period commencing with the Issue Date and ending on August 31, 2004 pursuant to Section 3.1 hereof shall be 5.65% per annum. Thereafter, the Multiannual Rate shall be determined for each Multiannual Rate Period as follows:

          (i) Except as provided in Section 3.1 hereof, each Multiannual Rate Period shall be followed by another Multiannual Rate Period of the same duration until the Rate Period for the Bonds is converted to a different Rate Period or a Multiannual Rate Period of a different duration or until the Maturity Date.

          (ii) Multiannual Rate Periods shall (A) remain in effect for a term of twelve (12) calendar months or any whole multiple thereof selected by the Company (except for a Multiannual Rate Period ending on the Maturity Date), (B) commence on a Multiannual Rate Conversion Date or the commencement date of the following Multiannual Rate Period of the same duration, and (C) end on the day preceding either the commencement date of the following Multiannual Rate Period, the Conversion Date on which a different Rate Period shall become effective or the Maturity Date; provided, however, that the initial Multiannual Rate Period shall commence on the Issue Date and end on August 31, 2004 and shall be succeeded by Multiannual Rate Periods of five
     (5) years each unless and until the Rate Period for the Bonds is converted to a different Rate Period or to a Multiannual Rate Period of a different duration pursuant to
     Section 3.3 or until the Maturity Date.

          (iii) The Multiannual Rate for each such Multiannual Rate Period shall be determined by the Remarketing Agent not later than 12:00 noon, New York City time, on the Business Day immediately preceding the commencement date of the Multiannual Rate Period to which it relates and provided to the Trustee by the Remarketing Agent by written or Electronic notice by the close of business on such Business Day. The Multiannual Rate borne by the Bonds shall not exceed 15% per annum.

          The Multiannual Rate for each Multiannual Rate Period shall be effective from and including the commencement date of such period and remain in effect through and including the last day thereof.

     SECTION  III.3.  Conversions  Between  Rate  Periods.    The
Company may elect to convert the Bonds from one Rate Period to another as follows:

     (a)  Conversion Dates.

          (i) If the conversion is from Commercial Paper Rate Periods, the Conversion Date, if the Bonds are being converted to a Multiannual Rate, must be the date on which interest is payable on all of the Bonds accruing interest at Commercial Paper Rates, and if the conversion is from a Commercial Paper Rate Period to a Daily Rate or Weekly Rate, there may be more than one Conversion Date in accordance with Section 3.2(b); however, the Conversion Date with respect to each Bond must be the date on which interest at the Commercial Paper Rate is payable on such Bonds.

          (ii)  If the conversion is from a Daily or Weekly  Rate
     Period, the Conversion Date must be an Interest Payment Date on which interest is payable for the Daily or Weekly Rate
     Period from which the conversion is made.

          (iii) If the conversion is from a Multiannual Rate Period, the Conversion Date may be the day following the end of the Multiannual Rate Period or any date on which the Bonds are also subject to optional redemption pursuant to
     Section 8.1 hereof.

     (b) Notices by Company. The Company shall give notice of any proposed conversion to the Trustee and the Remarketing Agent not fewer than three Business Days (unless a shorter notice shall be accepted by the Trustee as sufficient) prior to the date the notice to Bondholders must be given pursuant to Section 3.3(c) of the proposed conversion from a Commercial Paper, Daily, Weekly or Multiannual Rate Period or of a conversion of the Multiannual Rate Period to a Multiannual Rate Period of a different duration (other than a conversion pursuant to Section 3.2(a)(ii)(4) of this Indenture).

     (c) Notices by Trustee. The Trustee shall give notice by first class mail, of the proposed conversion to the Registered Owners of Bonds accruing interest at Commercial Paper, Daily or Weekly Rates not less than 15 days before the proposed Conversion Date and to Registered Owners of Bonds accruing interest at a Multiannual Rate not less than 30 days before the proposed Conversion Date (other than a conversion pursuant to Section 3.2(a)(ii)(4) of this Indenture). Such notice shall state:

          (i) the proposed Conversion Date and the proposed Interest Rate (i.e. whether the Bonds will bear interest at a Daily Rate, Weekly Rate, Commercial Paper Rate or Multiannual Rate and the duration of the Multiannual Rate Period) to be effective on such date;

          (ii) that the Bonds will be subject to mandatory tender for purchase on the Conversion Date (except in the case of conversions between Daily and Weekly Rate Periods);

          (iii) the conditions, if any, to the conversion pursuant to subsection (d) below;

          (iv) if the Bonds are in certificated form, information with respect to required delivery of Bond certificates and payment of the Purchase Price; and

          (v)  the new Interest Payment Date or Dates and Regular
     Record Dates.

     (d)   Conditions  to  Conversion.   No  conversion  of  Rate
Periods will become effective unless:

          (i) if the conversion is from Commercial Paper Rate Periods, the Trustee has received, prior to the date on which notice of the proposed conversion is required to be given to Registered Owners, written confirmation from the Remarketing Agent that it has not established and will not establish any Commercial Paper Rate Periods extending beyond the day before the Conversion Date (or Conversion Dates if the Remarketing Agent will be establishing Commercial Paper Rate Periods in connection with a conversion to Daily or Weekly Rate Periods) pursuant to the first paragraph of
     Section 3.2(b)); and

          (ii) if the conversion is from a Commercial Paper, Daily or Weekly Rate Period to a Multiannual Rate Period, or from a Multiannual Rate Period to a Commercial Paper, Daily or Weekly Rate Period (other than a conversion pursuant to Section 3.2(a)(ii)(4) of this Indenture), the Trustee has been provided, no later than one day before the Conversion Date, with a Favorable Opinion of Bond Counsel with respect to the conversion.


                           ARTICLE IV

                  TENDER AND PURCHASE OF BONDS

     SECTION IV.1.  Optional Tenders for Purchase.

     (a) Purchase Dates. The owners or registered owners of Bonds accruing interest at a Daily Rate or a Weekly Rate may elect to have their Bonds (or portions thereof in amounts equal to the lowest denomination then authorized pursuant to Section
2.2 hereof or whole multiples of such lowest denomination) purchased at the Purchase Price on the following Purchase Dates:

          (i) Bonds accruing interest at a Daily Rate may be tendered for purchase at the Purchase Price payable in immediately available funds on any Business Day upon written or Electronic notice of tender given to the Paying Agent, directly or through the owner's DTC Participant (as defined in the Letter of Representations), not later than 11:00 a.m., New York City time, on the Purchase Date.

          (ii) Bonds accruing interest at a Weekly Rate may be tendered for purchase at the Purchase Price payable in immediately available funds on any Business Day upon written or Electronic notice of tender given to the Paying Agent, directly or through the Owner's DTC Participant, not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven days prior to the Purchase Date.

     (b)  Notice of Tender.  Each notice of tender:

          (i) shall, in the case of a written notice, be delivered to the Paying Agent at its principal office and be in form satisfactory to the Paying Agent;

          (ii) shall state, whether delivered in writing or Electronically (A) the principal amount of the Bond to which the notice relates, (B) that the Owner or Registered Owner irrevocably demands purchase of such Bond or a specified portion thereof in an amount equal to the lowest denomination then authorized pursuant to Section 2.2 hereof or a whole multiple of such lowest denomination, (C) the date on which such Bond or portion is to be purchased, and
     (D) payment instructions with respect to the Purchase Price;
     and

          (iii) shall automatically constitute, whether delivered in writing or Electronically (A) an irrevocable offer to sell the Bond (or portion thereof) to which the notice relates on the Purchase Date at a Purchase Price equal to the principal amount of such Bond (or portion thereof) plus any interest thereon accrued and unpaid as of the Purchase Date, (B) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of the Purchase Price to the Paying Agent on the Purchase Date, (C) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof to be purchased), and (D) an acknowledgment that such Owner or Registered Owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the Purchase Price thereof to the Paying Agent on the Purchase Date, except for the right of such Owner or Registered Owner to receive such Purchase Price upon delivery of such Bond to the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Owner or Registered Owner.

     (c) Bonds to be Remarketed. Not later than 11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender (or immediately upon such receipt, in the case of Bonds accruing interest at Daily Rates), the Paying Agent shall notify, by telephone, promptly confirmed in writing, the Company, the Trustee and the Remarketing Agent of the principal amount of Bonds (or portions thereof) to be purchased and the Purchase Date.

     (d) Trustee Reliance. In accepting a Notice of Tender pursuant to Section 4.1 hereof, the Trustee and the Paying Agent may conclusively assume that the person providing the Notice of Tender is the beneficial owner of the Bonds and therefore entitled to tender them. The Trustee and Paying Agent assumes no liability to anyone in accepting a Notice of Tender from a person whom it reasonably believes to be a beneficial owner of the Bonds.

     SECTION IV.2.  Mandatory Tenders for Purchase.

     (a) Commercial Paper Rate Bonds. Each Bond accruing interest at a Commercial Paper Rate is subject to mandatory tender for purchase on each Interest Payment Date applicable to such Bond, at a Purchase Price equal to 100% of the principal amount thereof. The Registered Owner of any Bond accruing interest at a Commercial Paper Rate and tendered for purchase as provided in this subsection (a) shall provide the Paying Agent with written payment instructions for the Purchase Price of its Bond on or before tender thereof to the Paying Agent.

     (b) Conversions between Rate Periods. Bonds to be converted from one Rate Period to a different Rate Period (except conversions from the Daily Rate to the Weekly Rate or from the Weekly Rate to the Daily Rate) or from a Multiannual Rate Period to a Multiannual Rate Period of different duration are subject to mandatory tender for purchase on the Conversion Date at the Purchase Price.

     (c) Multiannual Rate Bonds. Bonds accruing interest at a Multiannual Rate are subject to mandatory tender for purchase on the Interest Payment Date following the end of each Multiannual Rate Period at a Purchase Price equal to 100% of the principal amount thereof. The Registered Owner of any Bond accruing interest at a Multiannual Rate and tendered for purchase as provided in this subsection (c) shall provide the Paying Agent with written payment instructions for the Purchase Price of its
Bond on or before tender thereof to the Paying Agent. The Trustee shall give notice by first class mail to the Registered Owners of the mandatory tender of Bonds accruing interest at a Multiannual Rate pursuant to this subsection (c) not less than 30 days before the tender date. Such notice shall state:

          (iv) the mandatory tender date;

          (v) that the Bonds will be subject to mandatory tender for purchase on the mandatory tender date; and

          (vi) if the Bonds are in certificated form, information with respect to required delivery of Bond certificates and payment of the Purchase Price.

     SECTION IV.3.  Remarketing and Purchase.

     (a) Remarketing of Tendered Bonds. Unless otherwise instructed by the Company, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds or portions thereof for which notice of tender has been received pursuant to Section 4.1(c) or which are subject to mandatory tender pursuant to Section 4.2. The terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price (other than that portion of the Purchase Price equal to the premium that would be payable by the Company in the case of a Bond converted from a Multiannual Rate Period on a date when such Bond is also subject to optional redemption at a premium) for tendered Bonds by the Remarketing Agent to the Paying Agent (i) in immediately available funds at or before 2:15 p.m., New York City time, on the Purchase Date, in the case of Bonds accruing interest at Commercial Paper Rates or Daily Rates, and (ii) in immediately available funds at or before 12:00 noon, New York City time, on the Purchase Date, in the case of Bonds accruing interest at Weekly Rates or Multiannual Rates. The Remarketing Agent shall not sell any Bond as to which a notice of conversion from one type of Rate Period to another has been given by the Trustee unless the Remarketing Agent has advised the Person to whom the sale is made of the conversion. The Remarketing Agent shall not remarket any Bonds pursuant to this Section if an Event of Default shall have occurred and be continuing hereunder with respect to the Bonds.

     (b)  Purchase of Tendered Bonds.

          (vii) Notice. At or before 3:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date of tendered Bonds (or 12:45 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at Daily or Commercial Paper Rates), the Remarketing Agent shall give notice by telegram, telecopy, telex, Electronically or by other similar communication to the Trustee of the principal amount of tendered Bonds which were remarketed. Not later than 5:00 p.m. (or 1:30 p.m., in the case of Bonds accruing interest at Daily or Commercial Paper Rates), New York City time, on the date of receipt of such notice the Trustee shall give notice by telegram, telecopy, Electronically or by other similar communication to the Paying Agent and the Company, specifying the principal amount of tendered Bonds as to which the Remarketing Agent has not found a purchaser at that time. At or before 3:00 p.m., New York City time, on the Business Day prior to the Purchase Date to the extent known to the Remarketing Agent, but in any event, no later than 11:00 a.m. (or 1:00 p.m., in the case of Bonds accruing interest at Daily or Commercial Paper Rates), New York City time, on the Purchase Date, the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing or Electronically) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any such information previously communicated.
          (viii) Sources of Payments. The Remarketing Agent shall cause to be paid to the Paying Agent on the Purchase Date of tendered Bonds, all amounts representing proceeds of the remarketing of such Bonds, such payments to be made in the manner and at the time specified in subsection 4.3(a) above. On each date Bonds are to be purchased pursuant to Sections 4.1 and 4.2, the Paying Agent shall purchase, but only from the funds listed below, such Bonds from the owners thereof. Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:

          (1)   Proceeds of the sale of such Bonds,  pursuant  to
     Section 4.3(a); and

          (2)   Moneys  paid by the Company to pay  the  Purchase
     Price,  which  are furnished by the Trustee  to  the  Paying
     Agent or furnished directly to the Paying Agent.

          On each Purchase Date, except to the extent that the Trustee shall have received Electronic notice (promptly confirmed by telephone) from the Remarketing Agent on or prior to 10:00 a.m. (New York City time) on each Purchase Date that such Bonds shall have been remarketed pursuant to
     Section 4.3 hereof, that the moneys described in clause (1) above will be sufficient to pay the Purchase Price of such Bonds and that such moneys are on deposit with the Remarketing Agent to pay such Purchase Price, the Company shall deliver or cause to be delivered such amounts and at such times so that there will be delivered to the Paying Agent (A) immediately available funds in an amount equal to such deficiency prior to 2:30 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Daily Rates (3:00 p.m., New York City time, in the case of Bonds accruing interest at Commercial Paper Rates), and (B) immediately available funds in an amount equal to such deficiency prior to 12:15 p.m., New York City time, on the Purchase Date of tendered Bonds accruing interest at Weekly Rates or Multiannual Rates (the obligation of the Company to deliver such moneys not being conditioned on receipt by the Company of the foregoing notice from the Trustee). All moneys received by the Paying Agent as remarketing proceeds and additional amounts, if any, received from the Company, as the case may be, shall be deposited by the Paying Agent in the appropriate account of the Bond Purchase Fund to be used solely for the payment of the Purchase Price of tendered Bonds and shall not be commingled with other funds held by the Paying Agent and shall not be invested.

          (ix) Payments by the Paying Agent. At or before 3:30 p.m., New York City time, on the Purchase Date for tendered Bonds and upon receipt by the Paying Agent of 100% of the aggregate Purchase Price of the tendered Bonds, the Paying Agent shall pay or receipt the Purchase Price of each tendered Bond to the Registered Owner thereof. Such payments shall be made in immediately available funds (or by wire transfer). The Paying Agent shall apply in order (A) moneys paid to it by the Remarketing Agent as proceeds from the remarketing of such Bonds by the Remarketing Agent, and
     (B) other moneys made available by the Company.

     (x) Registration and Delivery of Tendered or Purchased Bonds. On the Purchase Date, the Paying Agent shall register and deliver (or hold) or cancel all Bonds purchased on any Purchase Date as follows: (A) Bonds purchased or remarketed by the
Remarketing Agent shall be registered and made available to the Remarketing Agent by 3:15 p.m., New York City time, in accordance with the instructions of the Remarketing Agent, and (B) Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be delivered to the Trustee to be held in trust by the Trustee on behalf of the Company and shall not be released from such trust unless the
Trustee shall have received written instructions from the Company. Notwithstanding anything herein to the contrary, so long as the Bonds are held in book-entry-only form in accordance with Section 2.13 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of DTC pursuant to its rules and procedures and the Letter of Representations.

          (xi) Resale of Bonds Purchased by the Company. In the event that any Bonds are registered to the Company pursuant to subparagraph (iv) above to the extent requested by the Company, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds at a price equal to the principal amount thereof plus accrued interest.

          (xii) Delivery of Tendered Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the principal office of the Paying Agent at or before (A) 1:00 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at a Commercial Paper Rate or a Daily Rate; (B) 12:00 noon, New York City time, on the Purchase Date in the case of Bonds accruing interest at a Weekly Rate; or (C)
     3:00 p.m., New York City time, on the Purchase Date in the case of Bonds accruing interest at a Multiannual Rate. If the Owner of any Bond (or portion thereof) in certificated form that is subject to optional or mandatory purchase pursuant to this Article fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the Purchase Price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the Purchase Date thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in subsection (ii) above. Any Owner who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it
     (i) promptly notify the Remarketing Agent of such nondelivery, and (ii) place or cause to be placed a stop transfer against an appropriate amount of Bonds registered in the name of such Registered Owner(s) on the bond registration books. The Paying Agent shall place or cause to be placed such stop(s) commencing with the lowest serial number Bond registered in the name of such Registered Owner(s) until stop transfers have been placed against an appropriate amount of Bonds until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make or cause the Bond
     Registrar to make any necessary adjustments to the bond registration books. Notwithstanding anything herein to the contrary, so long as the Bonds are held in book-entry-only form in accordance with Section 2.13 hereof, Bonds will not be delivered as set forth above; rather, transfers of beneficial ownership of the Bonds to the person indicated above will be effected on the registration books of DTC pursuant to its rules and procedures and the Letter of Representations.

     SECTION IV.4. Bond Purchase Fund. There is hereby created and ordered to be established with the Paying Agent a segregated trust fund to be designated the "Bond Purchase Fund". The Bond Purchase Fund shall consist of the sub-accounts to be designated respectively the "Remarketing Account" and the "Company Purchase Account".

     The Paying Agent shall deposit or cause to be deposited into the Remarketing Account, when and as received, all moneys delivered to the Paying Agent for the Purchase Price of remarketed Bonds by or on behalf of the Remarketing Agent. The Paying Agent shall disburse moneys from the Remarketing Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds pursuant to Section 4.3(b)(vi).

     The Trustee or Paying Agent, as the case may be, shall deposit or cause to be deposited into the Company Purchase Account, when and as received, all moneys delivered to the Trustee or the Paying Agent, as the case may be, for the account of the Company pursuant to Section 4.2 of the Refunding Agreement. The Paying Agent shall disburse moneys from the Company Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase by or on behalf of the Company upon surrender of such Bonds pursuant to Section 4.3(b)(vi).

     The funds held by the Paying Agent in the Bond Purchase Fund shall not constitute part of the trust estate which is subject to the lien of this Indenture. The moneys in the Bond Purchase Fund shall be used solely to pay the Purchase Price of Bonds as aforesaid and may not be used for any other purposes. It shall be the duty of the Paying Agent to hold the moneys in the Bond Purchase Fund, without liability for interest thereon, for the benefit of the Registered Owners of Bonds which have been properly tendered for purchase or deemed tendered on the Purchase Date, and if sufficient funds to pay the Purchase Price for such tendered Bonds shall be held by the Paying Agent in the Bond Purchase Fund for the benefit of the Registered Owners thereof, each such Registered Owner shall thereafter be restricted exclusively to the Bond Purchase Fund for any claim of whatever nature on such Registered Owner's part under this Indenture or on, or with respect to, such tendered Bond. The provisions of
Section 6.3 hereof shall govern any funds held in the Bond Purchase Fund for such Registered Owners of the Bonds remaining unclaimed for a period of one year after the applicable Purchase Date.


                           ARTICLE V

                         REFUNDING FUND

     SECTION V.1. Creation of Refunding Fund. There is hereby created and ordered to be established with the Trustee a trust fund of and in the name of the Issuer to be designated "Parish of West Feliciana Pollution Control Revenue Refunding Bonds (Entergy Gulf States, Inc. Project) Series 1999-A Refunding Fund".

     SECTION V.2. Deposit of Proceeds of Bonds. All of the proceeds of the Bonds shall be deposited in the Refunding Fund. On or before the Refunding Date, the Trustee shall transfer to the Prior Trustee all such moneys for deposit in the bond fund created under the Prior Indenture for the purpose of, together with moneys of the Company deposited therein, refunding $62,000,000 of the Prior Bonds on the Refunding Date.


                           ARTICLE VI

                REVENUES AND APPLICATION THEREOF

     SECTION VI.1. Bond Fund. (a) There is hereby created and ordered to be established with the Trustee a Bond Fund, the moneys from which the Trustee shall make available to the Paying Agent or Agents in accordance with subsection (c) below to pay
(i) the principal or redemption price of Bonds as they mature or become due, upon presentation and surrender thereof and (ii) the interest on Bonds as it becomes payable. Moneys in the Bond Fund shall not be applied to pay the Purchase Price of the Bonds.

     (b) There shall be deposited into the Bond Fund from time to time all payments of principal, redemption price or interest under the Refunding Agreement and all other moneys received by the Trustee under and pursuant to the provisions of this Indenture or any of the provisions of the Refunding Agreement, when accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Bond Fund.

     (c) Except as provided in Sections 6.3 and 11.7, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of the Bonds and interest on the Bonds.

     SECTION VI.2. Revenues to Be Held for All Bondholders; Certain Exceptions. Until applied as provided in this Indenture to the payment of Bonds or transferred to the Company pursuant to
Section 6.3, Revenues shall be held by the Trustee in trust in the Bond Fund for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with Article VIII of this Indenture, shall be held for the benefit of the owners or the former owners of such Bonds only.

     SECTION VI.3. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions hereof), (ii) all Administration Expenses, and (iii) all other amounts required to be paid under the Refunding Agreement and this Indenture, shall be paid to the Company. Should the holders of any Bonds fail or neglect to present their Bonds for payment within one year from the date such Bonds become due and payable, whether by redemption or at maturity, the Trustee shall, at the end of such period, remit to the Company in trust for the holders of the Bonds the money then held for such Bonds; and the holders of such Bonds shall thereafter have recourse only to the Company for the payment thereof.

     SECTION VI.4. Creation of Administrative Fee Fund and Disbursements from Administrative Fee Fund. There is hereby created and ordered to be established with the Trustee a special trust fund in the name of the Issuer to be designated "Administrative Fee Fund (Entergy Gulf States, Inc. Project) Series 1999-A". Pursuant to the provisions of Section 10.16 of the Refunding Agreement, the Company is required to make a deposit into the Administrative Fee Fund on the date of initial issuance and delivery of the Bonds. Such deposit shall be held by the Trustee uninvested and disbursed to the firms described in Exhibit B hereto in an amount not exceeding the amount set forth on Exhibit B hereto upon submission to the Trustee of statements or invoices by said firms. Any amounts remaining in the Administrative Fee Fund six months after the date of initial issuance and delivery of the Bonds shall be transferred to the Company.


                          ARTICLE VII

                INVESTMENT OR DEPOSIT OF MONEYS

     SECTION VII.1. Deposits. All moneys received by the Trustee under this Indenture shall be deposited with the Trustee, until or unless invested or deposited as provided in Section 7.2 or as otherwise provided herein. All deposits with the Trustee shall be secured as required by applicable law for such trust deposits. The Trustee may deposit such moneys with any other depository which is authorized to receive them and is subject to supervision by public banking authorities. The moneys on deposit in the Bond Purchase Fund shall not be invested.

     SECTION VII.2. Investment of Moneys in Bond Fund. (a) Moneys held for the credit of the Bond Fund and the Refunding Fund shall, upon direction by the Authorized Company Representative, be invested and reinvested by the Trustee in any one or more of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor:
(i) Government Securities; (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than $10,000,000, or savings and loan associations having total assets of not less than $40,000,000; (iii) bankers' acceptances drawn on and accepted by commercial banks (which may include the Trustee, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than
$10,000,000; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories by a nationally recognized rating agency; (v) obligations of federal agencies which obligations represent the full faith and credit of the United States of America; (vi) commercial or finance company paper which is rated in any of the three highest rating categories by a nationally recognized rating agency; (vii) corporate debt securities rated in any of the three highest rating categories by a nationally recognized rating agency; (viii) money market funds, including those for which the Trustee or any affiliate receives compensation with respect to such investment, which (x) are rated in the highest rating category by S&P or Moody's or (y) are comprised in their entirety of U. S. Treasury obligations, and
(ix) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (which may include the Trustee, any Paying Agent, and the Bond Registrar) with respect to any of the foregoing obligations or securities. As used above, the reference to rating categories shall mean generic categories which may include numerical or other qualifications of ratings within each such generic rating category such as "+" or "-". Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representative, which statement must be on file with the Trustee prior to any investment. Such investments shall not be subject to redemption by the issuer at the option of the issuer. The Trustee shall not be responsible for any loss in connection with making any investments hereunder.

     (b) Obligations so purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account.

     SECTION VII.3. Arbitrage Bond Covenant. With respect to the authority to invest funds granted in this Indenture, the Issuer and the Trustee hereby covenant with the holders of the Bonds that, subject to the Company's written direction of the investment of funds, they will make no use of the proceeds of the Bonds, or any other funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section.

     The Company has agreed in the Refunding Agreement to comply with the rebate requirements of Section 148(f) of the Code. The Trustee shall maintain such records and provide such information as the Company may request to enable the Company to calculate the amount of gross earnings on the Bond Fund and, from time to time, the value of investments held therein.


                          ARTICLE VIII

                      REDEMPTION OF BONDS

     SECTION VIII.1. Bonds Subject to Redemption. (a) Optional Redemption. The Bonds shall be subject to redemption at the option of the Issuer, in whole at any time or in part from time to time, and if in part at the lowest authorized denomination or any whole multiple thereof, at the direction of the Company, from funds available for such purpose in the Bond Fund, as follows:

          (xiii) At any time when the Bonds shall be accruing interest at a Commercial Paper, Daily or Weekly Rate, the Bonds shall be subject to optional redemption on any Interest Payment Date (with respect to a Bond accruing interest at a Commercial Paper Rate, on the Interest Payment Date applicable to that Bond) at an optional redemption price equal to 100% of the principal amount being redeemed plus accrued interest to the redemption date.

          (xiv) At any time when the Bonds shall be accruing interest at a Multiannual Rate, the Bonds shall be subject to optional redemption (A) at any time on and after the dates and at the optional redemption prices (expressed as percentages of the principal amount being redeemed) set forth below plus accrued interest, if any, to the redemption date and (B) on the day after the end of each Multiannual Rate Period at the redemption price of 100% of the principal amount being redeemed plus accrued interest, if any, to the redemption date:

     Length of          Commencement
     Multiannual        of Multiannual
     Rate Period        Redemption Period        Redemption Price

     Greater than or    Fifth anniversary of     102%, declining by 1%
     equal to 6 years   the commencement of      on each succeeding
                        Multiannual Rate Period  anniversary of the first
                                                 day of the redemption
                                                 period until reaching
                                                 100% and thereafter
                                                 at 100%

     Less than 6 years  Bonds not subject to
                        optional redemption
                        until commencement
                        of next Multiannual
                        Rate Period

     (b) Extraordinary Optional Redemption. At any time when the Bonds shall be accruing interest at a Multiannual Rate, the Bonds shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount being redeemed plus accrued interest to the redemption date, if:

          (xv)  the  Company  shall  have  determined  that   the
     continued operation of the Facilities or the Plant is impracticable, uneconomical or undesirable for any reason;

          (xvi) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

          (xvii) the operation of the Facilities or the Plant shall have been enjoined or otherwise prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

     In addition, if the Bonds accrue interest at a Multiannual Rate, the Bonds shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part, at any time prior to the first date on which the Bonds are subject to redemption pursuant to Section 8.1(a)(ii), at a redemption price equal to 102% of the principal amount being redeemed plus accrued interest to the redemption date, if the Company delivers to the Trustee a written certificate (i) to the effect that by reason of a change in use of the Facilities or any portion thereof, the Company has been unable, after reasonable effort, to obtain an opinion of Bond Counsel to the effect that a court, in a properly presented case, should decide that Section 150 of the Code (or successor provision of similar import), does not prevent that portion of the Payments payable under the Refunding Agreement and attributable to interest on the Bonds from being deductible by the Company for federal income tax purposes, (ii) specifying that as a result of its inability to obtain such opinion of Bond Counsel, the Company has elected to prepay amounts due under the Refunding Agreement equal to the redemption price of the Bonds to be so redeemed and (iii) specifying the principal amount of the Bonds which the Company has determined to be the minimum necessary to be so redeemed in order for the Company to retain its rights to such interest deductions (which principal amount of the Bonds will be so redeemed).

     (c) Extraordinary Mandatory Redemption. The Bonds shall be subject to mandatory redemption, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency to the effect that solely as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Refunding Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency will be considered final unless the Company has participated in the proceeding which resulted in such determination, either directly or, at the option of the Company, through a Bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. Subject to the foregoing provisions of this subsection (c), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be by lot in such amount as is necessary to accomplish such result.

     SECTION VIII.2. Company Direction of Optional Redemption. The Trustee shall call Bonds for optional redemption when and only when it shall have been notified by the Company to do so. The Company will give written notice of any optional redemption to the Trustee and the Issuer as provided in Section
9.1 of the Agreement.

     SECTION VIII.3. Selection of Bonds to be Called for Redemption. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by lot or any other method determined by the Trustee to be fair and reasonable; provided, however, that if, as stated in a certificate of the Company delivered to the Trustee, the Company shall have offered to purchase all Bonds then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Trustee, at the direction of the Company, shall select for redemption all such Bonds which have not been so tendered. If less than all the Bonds are to be redeemed, the Bonds that remain outstanding shall be in authorized denominations.

     SECTION VIII.4. Notice of Redemption. (a) The Company shall deliver notice to the Trustee of its intention to prepay the principal of, premium, if any, and interest on the Bonds and cause the Bonds to be called for optional redemption at least 15 days prior to the date on which the Trustee is required to give notice of redemption of the Bonds to the Registered Owners thereof (unless a shorter notice shall be accepted by the Trustee as sufficient). The Trustee shall cause notice of any redemption of Bonds hereunder to be mailed by first class mail, postage prepaid (except when DTC is the Registered Owner of all of the Bonds and except for persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 aggregate principal amount of Bonds who so request, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the registration books kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed at least 15 days prior to the redemption date for Bonds accruing interest at Daily, Weekly or Commercial Paper Rates and at least 25 days prior to the redemption date for Bonds accruing interest at Multiannual Rates, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by paragraph (b) of hereof, and
(v)  state  that  on  the redemption date the  Bonds  called  for redemption will be payable at the principal office of the Trustee, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Registered Owner of the Bonds under the book-entry-only system, redemption notices will be sent to Cede & Co. Any failure on the part of DTC, a direct participant or indirect participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

     (b) If at the time of mailing of any notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice shall state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee on or prior to the redemption date, and such notice shall be of no effect unless such moneys are so deposited on or prior to the redemption date. If such redemption is not effected, the Trustee shall, within five days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received.

     SECTION VIII.5. Redemption Payments. Subject to the provisions of Section 8.4(b), on or prior to the date fixed for redemption, funds shall be deposited with the Trustee to pay, and the Trustee is hereby authorized and directed to apply such funds to the payment of, the Bonds or portions thereof to be redeemed, together with accrued interest thereon to the redemption date and any required premium. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds or portions thereof thus redeemed shall no longer accrue after the date fixed for redemption.


                           ARTICLE IX

                    COVENANTS OF THE ISSUER

     SECTION IX.1. Payment of Principal of, Premium, if any, and Interest on Bonds; Appointment of Paying Agent. The Issuer covenants that it will promptly pay or cause to be paid the principal of, premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof; provided, however, that the obligation of the Issuer hereunder to make or cause to be made any payment to the Trustee in respect of the principal of, premium, if any, or interest on the Bonds shall be reduced by the amount of moneys, if any, on deposit in the Bond Fund and available to be applied by the Trustee toward the payment of the principal of, premium, if any, or interest on the Bonds. The principal and interest are payable solely from the Trust Estate, including Revenues, which Revenues are specifically pledged and assigned for the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Trust Estate in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenant involving financial commitments, it pledges no funds or assets other than the Trust Estate in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.

     The Issuer shall, with the approval of the Company, appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints the Trustee as Paying Agent and designates the office of the Trustee at Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, Florida 32256, as the place of payment, such appointment and designation to remain in effect until notice of change is filed with the Trustee. The Issuer shall give prompt written notice to the Trustee of the designation of each such Paying Agent and of its designated office location for purposes of such agency, and of any change in the Paying Agent or of its designated office location. Any Paying Agent other than the Trustee shall be a person which meets the requirements for qualifications of a paying agent imposed by
Section 12.2 hereof.

     SECTION IX.2. Compliance with Laws. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all resolutions pertaining thereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

     SECTION IX.3. Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default. The Issuer shall cooperate with the Trustee in enforcing the payment of all amounts under the Agreement and shall require the Company to perform its obligations under the Agreement. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, including the right to amend the Agreement; provided that it shall not amend the Agreement without the consent of the Trustee pursuant to Section 14.3. The Issuer shall give prompt notice to the Trustee of any default known to the Issuer under the Agreement.

     SECTION IX.4. Further Assurances. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee, the Bondholders or the Company may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

     SECTION IX.5. Prohibited Activities. The Issuer and the Trustee covenant that neither of them shall take any action or suffer or permit any action to be taken or condition to exist which causes or may cause the interest payable on the Bonds to be includable in gross income for purposes of federal income taxation. Without limiting the generality of the foregoing, the Issuer and the Trustee covenant that (a) the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code, and (b) all action with respect to the Bonds required by Section 148(f) of the Code shall be taken in a timely manner.

     SECTION IX.6. Administration Expenses. It is understood and agreed that pursuant to the provisions of Section 4.4 of the Refunding Agreement, the Company agrees to pay the Administration
Expenses.

     SECTION IX.7. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee or any Paying Agent for deposit into the Bond Fund, the Bond Purchase Fund or the Refunding Fund (until disbursed in accordance with the provisions of this Indenture) under any provision of this Indenture and all moneys withdrawn from the Bond Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, and except for moneys deposited in the Bond Purchase Fund, or deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, and for moneys deposited with or paid to the Trustee pursuant to Article XV hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Refunding Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Refunding Agreement shall be held, administered and disbursed pursuant to such provisions. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Refunding Agreement (other than Sections 4.4, 4.5, 4.6 and 8.5 thereof), it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Refunding Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Refunding Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Facilities, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Refunding Agreement that would be applicable if the Refunding Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer's obligations under this Indenture.

     SECTION IX.8. Rights of Company Under Refunding Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Refunding Agreement, and an Event of Default hereunder shall not constitute an "Event of Default" under the Refunding Agreement unless by the terms of the Refunding Agreement it constitutes an "Event of Default" thereunder. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company's rights provided for in this Indenture.

     SECTION IX.9. Recordation and Other Instruments. The Issuer and the Trustee covenant that they will cooperate with the Company in causing this Indenture, the Refunding Agreement, such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the holders and owners of the Bonds and the rights of the Trustee hereunder, and to perfect the security interest created by this Indenture.

     SECTION IX.10. Inspection of Books. The Issuer and the Trustee covenant and agree that all books and documents in their possession relating to the Facilities and the revenues derived from the Facilities shall be open to inspection at all reasonable times by such accountants or other agencies as the other party may from time to time designate and by the Company.

     SECTION IX.11. Rights of Trustee Under Refunding Agreement. The Refunding Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth covenants and obligations of the Issuer and the Company, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions of the Refunding Agreement may not be effectively amended, changed, modified, altered or terminated, or any provision waived without the written consent of the Trustee, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Refunding Agreement, for and on behalf of the bondholders, whether or not the Issuer is in default hereunder.


                           ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION  X.1.    Events  of Default Defined.   Each  of  the
following shall be an "Event of Default" hereunder:

          (a) Failure to make payment of the principal or redemption price of any Bond when it becomes due and payable at the Maturity Date or upon call for redemption or upon a declaration of acceleration; or

          (b) Failure to make payment of any interest on any Bond within sixty (60) days after it becomes due and payable; or

          (c) The occurrence and continuance of any "Event of Default" under Section 8.1(a), (c) or (d) of the Agreement;
     or

          (d) Failure to make payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds, and continuance thereof for a period of ninety
     (90) days after written notice specifying such failure and requesting that it be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of not less than ten percent (10%) in aggregate principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of an aggregate principal amount of Bonds not less than the aggregate principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued; or

          (e)   Failure to make payment of the Purchase Price  of
     any  Bond  required to be purchased pursuant to Section  4.3 when such payment becomes due and payable.

     SECTION X.2. Acceleration and Annulment Thereof. If any Event of Default described in clause (a), (b), (c) or (e) of
Section 10.1 hereof occurs and is continuing, the Trustee may, and upon request of the owners of at least a majority in aggregate principal amount of all Bonds then Outstanding shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable; and upon such declaration the principal of all Bonds, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Agreement pursuant to
Section 4.2 thereof to be due and payable immediately.

     Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, the Paying Agent and the Remarketing Agent of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

     If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect of which it may have been in default hereunder and pays the reasonable charges of the Trustee and the Bondholders, including reasonable and necessary attorneys' fees, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward to the Company a copy of any notice from Bondholders received by it pursuant to this paragraph. Immediately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for prepayment of all amounts due under the Agreement made by the Trustee pursuant to this Section. The Trustee shall promptly give written notice of such annulment to the Issuer, the Company, the Paying Agent, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, shall give notice thereof to the Bondholders.

     SECTION X.3. Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Agreement and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 11.1, would best serve the interests of the Bondholders.

     SECTION X.4. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Owners of a majority in principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name:

          (1) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Act;

          (2)  Bring suit to enforce the Bonds;

          (3) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

          (4) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

     SECTION X.5. Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Company, the Issuer, the Trustee and the
Bondholders  shall  be  restored to their  former  positions  and
rights   hereunder  as  though  no  such  proceedings  had   been
commenced.

     SECTION X.6. Bondholders May Direct Proceedings. The owners of a majority in principal amount of the Bonds Outstanding shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Bondholders.

     SECTION  X.7.    Limitations on Actions by Bondholders.   No
Bondholder shall have any right to pursue any remedy hereunder unless:

          (a) the Trustee shall have been given written notice of an Event of Default or the Trustee shall, pursuant to
     Section 11.6, be deemed to have notice thereof,

          (b) the Owners of a majority in principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

          (c) the Trustee shall have been offered indemnity satisfactory to it against reasonable costs, expenses and liabilities, including, without limitation, reasonable costs and expenses of its counsel, except that no offer of indemnification shall be required for a declaration of acceleration under Section 10.2, and

          (d) the Trustee shall have failed to comply with such request within a reasonable time.

     Notwithstanding the foregoing provisions of this Section or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.

     SECTION X.8. Trustee May Enforce Rights Without Possession of Bonds. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

     SECTION X.9. Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     SECTION X.10. Delays and Omissions Not to Impair Rights. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

     SECTION  X.11.  Application of Moneys in Event  of  Default.
Any moneys received by the Trustee under this Article shall be applied in the following order:

          (1) To the payment of all amounts due and owing the Trustee under Section 11.7 hereof, including, but not limited to, the reasonable costs and expenses of the Trustee in pursuing remedies under this Article X, including reasonable counsel fees, any disbursements of the Trustee with interest thereon at the prime rate of the Trustee and its reasonable compensation; and

          (2) To the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

          (3) To the payment of reasonable costs and expenses of the Issuer, including reasonable counsel fees, incurred in connection with the Event of Default.

     The surplus, if any, shall be paid to the Company.

     Funds on deposit in the Bond Purchase Fund shall be applied in accordance with Section 4.4 hereof.

     SECTION X.12. Trustee and Bondholders Entitled to All Remedies Under the Act. It is the purpose of this Article to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the provisions of the Act, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every other remedy granted hereunder and every remedy provided by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.

     SECTION X.13. Waiver. In case of an Event of Default on the part of the Issuer, as aforesaid, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through it or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, but the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of the State of Louisiana.


                           ARTICLE XI

                          THE TRUSTEE

     SECTION XI.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default,

          (xviii)    the  Trustee need perform only those  duties
     that are specifically set forth in this Indenture and no others; and

          (xix) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 10.6 hereof;

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (v) no provision of this Indenture shall require the Trustee to provide a bond or other security with respect to the performance of its duties under this Indenture.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to all the paragraphs of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Bonds to be due immediately under Section
10.2 hereof.

     SECTION XI.2. No Responsibility for Recitals, etc. The recitals, statements and representations in this Indenture or in the Bonds, save only the Trustee's Certificate of Authentication upon the Bonds, have been made by the Issuer and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof, or for the validity, priority, recording or re-recording, filing or re-filing of this Indenture or the Agreement or any financing statements, amendments thereto or continuation statements, or for insuring the Facilities or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the validity or sufficiency of the security afforded by this Indenture or the Bonds issued hereunder or intended to be secured hereby, or as to the maintenance of the security hereof.

     SECTION  XI.3.  Rights of Trustee.  Subject to the foregoing
Section:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been executed or presented by the proper person. The Trustee need not investigate any facts or matters stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may require a certificate of an appropriate officer or officers of the Issuer or the Company or a Favorable Opinion of Bond Counsel or an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or such opinion of counsel.

          (c) The Trustee may execute any of its duties hereunder through agents, attorneys-in-fact or co-trustees, and shall not be responsible for the misconduct or negligence of any agent, attorney-in-fact or co-trustee selected by it with reasonable care.

     SECTION XI.4. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

     SECTION XI.5. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Bonds and it shall not be responsible for any statement in the Bonds other than its certificate of authentication.

     SECTION XI.6. Notice of Defaults. The Trustee shall not be required to take notice, or be deemed to have notice, of any Event of Default under this Indenture, other than an Event of Default under clause (a), (b) or (e) of Section 10.1 hereof (but, with respect to an Event of Default under Section 10.1(e) hereof, only to the extent that the Trustee has received notice thereof from the Paying Agent) concerning which the Trustee shall be deemed to have notice, unless the Trustee shall have been specifically notified in writing of such an Event of Default. If an Event of Default occurs and is continuing and if it is known to or deemed to be known by the Trustee, the Trustee shall mail to each Bondholder notice of the event within 90 days after it occurs. Except in the case of a default in payment or purchase of any Bonds, the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Bondholders. If an Event of Default occurs or if an event occurs which with the giving of notice or lapse of time or both would be an Event of Default, the Trustee shall, immediately upon becoming aware of such Event of Default or such event, give immediate written notice thereof to the Remarketing Agent.

     SECTION XI.7. Compensation of Trustee and Indemnity. (a) For acting under this Indenture, the Trustee shall be entitled to payment for its services and reimbursement of advances, counsel fees and other expenses as shall be agreed to between the Trustee and the Company or, in the absence of any such agreement, to payment of such fees and expenses as may be reasonably made or incurred by the Trustee and reasonable in amount in connection with its services under this Indenture.

     To secure the payment or reimbursement to the Trustee provided for in this paragraph (a), the Trustee shall have a prior lien on all money or property held or collected by the Trustee, except moneys or obligations held in trust to pay principal of, premium, if any, and interest on particular Bonds.

     (b) Pursuant to the terms of Sections 4.4 and 4.5 of the Refunding Agreement, the terms of which are incorporated herein by reference, the Company will, among other things, indemnify and hold the Trustee free and harmless from any loss, claim, damage, tax, penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of the Refunding Agreement, the issuance or sale of the Bonds, actions taken under the Indenture, or any other cause whatsoever pertaining to the Facilities, including without limitation, recovery costs arising from the presence of hazardous substances, except in any case as a result of the negligence or bad faith of the Trustee.

     SECTION XI.8. Eligibility of Trustee. This Indenture shall always have a Trustee that is a corporation organized and doing business under the laws of the United States or any state or the District of Columbia, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by United States or State authority and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     SECTION XI.9. Replacement of Trustee. The Trustee may resign by notifying the Issuer and the Company. The owners of a majority in principal amount of the Bonds then outstanding may remove the Trustee by so notifying the removed Trustee, and may appoint a successor Trustee with the Issuer's and Company's consent. The Company may, with the consent of the Issuer (which consent will not be unreasonably withheld), remove the Trustee so long as no Event of Default (or any event which, with the passage of time or the giving of notice or both, will become an Event of Default) has occurred and is continuing. Notwithstanding the foregoing, no resignation or removal of the Trustee shall be effective until a successor is appointed.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer, with the consent of the Company, shall promptly appoint a successor
Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall then (but only then) become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Company or the holders of a majority in principal amount of the Bonds then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee no longer meets the qualifications in Section
11.8 hereof, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     SECTION XI.10. Merger of Trustee. Any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor trustee under the Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION XI.11. Trustee Not Required to Expend or Risk Own Funds. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION XI.12. Trust Estate may be Vested in Separate or Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the trust estate, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estate properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

     SECTION XI.13. Reliance Upon Counsel. The Trustee may consult with counsel satisfactory to it, and the written opinion of such counsel selected by the Trustee and reasonably acceptable to the Company or any Favorable Opinion of Bond Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by such Trustee hereunder in good faith and in accordance with the opinion of such counsel.


                          ARTICLE XII

           THE REMARKETING AGENT AND THE PAYING AGENT

     SECTION XII.1. The Remarketing Agent. (a) The initial Remarketing Agent under this Indenture shall be Morgan Stanley & Co. Incorporated. The Remarketing Agent shall accept the duties and obligations imposed on it under this Indenture pursuant to the Remarketing Agreement.

     (b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

     (c)   If  at  any time the Remarketing Agent  is  unable  or
unwilling to act as Remarketing Agent, the Remarketing Agent, upon 30 days' prior written notice to the Issuer, the Trustee, the Paying Agent and the Company, may resign. The Remarketing Agent may be removed at any time upon 5 days prior written notice by the Company, by written notice signed by the Company delivered to the Trustee and the Remarketing Agent, with a copy to the Issuer. Upon resignation or removal of the Remarketing Agent, the Company shall appoint a successor Remarketing Agent to act in such capacity, and the Remarketing Agent shall assign and deliver the Remarketing Agreement to the successor Remarketing Agent. No resignation or removal will be effective until the successor has delivered an acceptance of its appointment and the terms of the Remarketing Agreement to the Trustee. Any successor Remarketing Agent shall be a nationally recognized broker-dealer who engages in the remarketing of securities similar to the Bonds and has outstanding debt obligations assigned ratings no lower than Baa3/P-3 or better by Moody's, if the Bonds are then rated by Moody's, or BBB- by S&P, if the Bonds are then rated by S&P, or be otherwise acceptable to Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P.

     (d) In the event that the Company shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may either appoint a Remarketing Agent or itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this Section; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds.

     SECTION  XII.2.  The Paying Agent.  (a)   The  Paying  Agent
shall agree to

          (i) hold all sums held by it for the payment of the principal or redemption price of, or interest on, Bonds in trust for the benefit of the owners of such Bonds until such sums shall be paid to such owners or otherwise disposed of as herein provided,

          (ii) at any time during the continuance of any default in the payment of principal or redemption price of or interest on the Bonds, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent,

          (iii) hold all Bonds delivered to it pursuant to Sections 4.1 and 4.2, as agent and bailee of, and in escrow for the benefit of, the respective owners thereof until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such owners;

          (iv) hold all moneys (without investment thereof) delivered to it hereunder for the purchase of Bonds pursuant to Sections 4.1 and 4.2, as agent and bailee of, and in escrow for, and for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

          (v) hold Bonds for the account of the Company as contemplated by Section 4.3 hereof; and

          (vi) keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

     (b) The Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, or a bank or trust company having a combined capital stock, surplus and undivided profits of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days' notice to the Issuer, the Trustee, the Company and the Remarketing Agent. In the event that the Issuer, at the request of the Company, shall fail to appoint a successor Paying Agent, upon the resignation or removal of the Paying Agent, the Trustee shall either appoint a Paying Agent or itself act as Paying Agent until the appointment of a successor Paying Agent. The Paying Agent may be removed at any time by an instrument signed by the Company, filed with the Issuer, the Trustee and the Remarketing Agent.

     In  the  event of the resignation or removal of  the  Paying
Agent, the Paying Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

     (c) The Paying Agent in performing its duties hereunder shall be entitled to the same protective provisions in the performance of its duties as are specified in Article XI of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XI of this Indenture had been set forth herein at length.

     SECTION XII.3. Notices. The Trustee shall, within 30 days of the resignation or removal of the Remarketing Agent or the Paying Agent or the appointment of a successor Remarketing Agent or Paying Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.


                          ARTICLE XIII

           ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP

     SECTION XIII.1. Acts of Bondholders; Evidence of Ownership. Except as otherwise stated herein, any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by an agent appointed in writing. The fact and date of the execution by any person of any such instrument may be proved in any manner which the Trustee deems sufficient. The ownership of the Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.


                          ARTICLE XIV

                   AMENDMENTS AND SUPPLEMENTS

     SECTION XIV.1. Amendments and Supplements Without Bondholders' Consent. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, but with the consent of the Remarketing Agent or the Paying Agent, as the case may be, if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Remarketing Agent or the Paying Agent under this Indenture, by a supplemental indenture authorized by a resolution of the Issuer and filed with the Trustee, for one or more of the following purposes:

          (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

          (b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

          (c)    to   permit  the  Bonds  to  be   converted   to
     certificateless securities or vice versa or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time;

          (d) to permit the appointment of a co-trustee under this Indenture;

          (e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifica tions to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

          (f) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

          (g) to modify, alter, amend, supplement or restate the Indenture in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of a letter of credit, liquidity facility, standby bond purchase agreement or other security arrangement or credit enhancement obtained or provided by the Company;

          (h) to modify the provisions for optional redemption set forth in Section 8.1(a)(ii) or extraordinary optional redemption set forth in Section 8.1(b) at the commencement of a Multiannual Rate Period; or

          (i) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders and which does not involve a change described in clauses (a) through (f) of Section 14.2.

     Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion of Bond Counsel stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

     SECTION XIV.2. Amendments With Bondholders' Consent. This Indenture may be amended from time to time, except with respect to (a) the principal, redemption price (except as provided in
Section 14.1(h)), Purchase Price and interest payable upon any Bonds, (b) the Interest Payment Dates, the Maturity Date or the redemption or purchase provisions of any Bonds (except as provided in Section 14.1(h)), (c) this Article, (d) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as expressly permitted hereby, (e) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, and (f) depriving the holder of any Bond then outstanding of the lien hereby created in the Trust Estate, by a supplemental indenture consented to by the Company, and if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Remarketing Agent or the Paying Agent under this Indenture, with the consent of the Remarketing Agent or the Paying Agent, as the case may be, and approved by the owners of a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses (a) through (f) of the preceding sentence with the unanimous consent of all Bondholders, the Company and the Paying Agent or the Remarketing Agent if required by the preceding sentence of this Section.

     Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion of Bond Counsel stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

     Anything herein to the contrary notwithstanding, so long as the Company is not in default under the Agreement, a supplemental indenture under this Article which affects any right of the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture.

     SECTION  XIV.3. Amendment of Agreement.  The Issuer and  the
Company may enter into, with the consent of the Trustee but without the consent of the holders of the Bonds, any amendment, change or modification of the Agreement to cure any ambiguity, formal defect, omission or inconsistent provisions or to make any other change that does not adversely affect the interests of the Bondholders. If the Issuer and the Company propose to amend the Agreement in a manner that would adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and may agree thereto with the consent of the owners of a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment that would (a) decrease the Payments payable, or change the date Payments are so payable by the Company, under Section 4.2(a)(i),(ii), (iii) or (iv) of the
Agreement, (b) reduce the stated term of the Agreement, (c) reduce the Company's obligations under Section 4.2 of the Agreement, or (d) reduce the aforesaid aggregate principal amount of the Bonds, the owners of which are required to consent to such an amendment.

     Before the Issuer and the Company enter into, or otherwise agree to, any amendment, change or modification of the Agreement pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion of Bond Counsel stating the requirements of such opinion and also stating that such amendment, change or modification will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

     SECTION XIV.4. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supple mental indenture or amendment permitted by this Article and in so doing shall be fully protected by a Favorable Opinion of Bond Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.


                           ARTICLE XV

                           DEFEASANCE

     SECTION XV.1. Defeasance. (a) If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part and shall pay or cause to be paid or provide for the payment of all other sums payable hereunder by the Issuer, then these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Government Securities held by it for the payment of the principal of, premium, if any, and interest on the Bonds.

     (b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment and any payment of the Purchase Price of Bonds pursuant to Sections 4.1 and 4.2; and/or
(ii) noncallable, nonprepayable Government Securities (provided that in either case the Trustee shall have received a Favorable Opinion of Bond Counsel) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any reinvestment thereof) to make such payment and any payment of the Purchase Price of Bonds pursuant to Sections 4.1 and 4.2, and which are not subject to prepayment, redemption or call prior to their stated maturity; provided that the Trustee, S&P and Moody's shall have received a Favorable Opinion of Bond Counsel to the effect that the Bonds are defeased in accordance with the requirements of this Article.

     No  Bonds in respect of which a deposit under clause (i)  or
(ii) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, with respect to which the Trustee shall rely on a certificate of independent certified public accountants, a copy of which certificate shall also be furnished to Moody's, if the Bonds are then rated by Moody's; provided that, notwithstanding any other provision of this Indenture, any Bonds purchased with such moneys pursuant to Section 4.3 shall be surrendered to the Trustee for cancellation and shall not be remarketed, and provided further that the Issuer shall, as a condition to defeasance, obtain written evidence from S&P, if the Bonds are then rated by S&P, and Moody's, if the Bonds are then rated by Moody's, that such defeasance will not result in a reduction or withdrawal of the then current rating on the Bonds. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, redemption price or purchase price of and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice to the owners of the Bonds to be redeemed or deemed paid, stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of Bonds for the payment of which such moneys or obligations are being held at their registered addresses and to S&P, if the Bonds are then rated by S&P, and Moody's, if the Bonds are then rated by Moody's.

     (c) Anything in Article XV to the contrary notwithstanding, if moneys or Government Securities have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

     The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.


                          ARTICLE XVI

                         MISCELLANEOUS

     SECTION XVI.1. No Personal Recourse. No recourse shall be had for any claim based on the Agreement, the Indenture or the Bonds against any member, officer or employee, past, present or future, of the Issuer or of any successor body as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

     SECTION XVI.2. Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at the Maturity Date or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with
Section 15.1, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

     SECTION XVI.3. Effect of Purchase of Bonds. No purchase of Bonds pursuant to Article IV shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds unless such Bonds are purchased by the Company and delivered to the Trustee for cancellation.

     SECTION  XVI.4.  No  Rights Conferred  on  Others.   Nothing
herein contained shall confer any right upon any person other than the parties hereto, the Company and the owners of the Bonds.

     SECTION XVI.5. Severability. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstance shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

     SECTION XVI.6. Notices. Unless otherwise provided hereunder or in the Agreement, all notices, certificates or other communications hereunder to be given by any of the following parties to any of the other following parties shall be deemed to have been sufficiently given and received by such parties if sent by registered mail, by Electronic Notice, by telephone, confirmed in writing, to the relevant party as follows:

     Company:       Entergy Gulf States, Inc.
                    c/o Entergy Services, Inc.
                    639 Loyola Avenue
                    New Orleans, LA  70113

                    Attention:   Treasurer

                    Telephone number:  (504) 576-4363
                    FAX number:  (504) 576-4455

     Issuer:        Parish of West Feliciana
                    P. O. Box 1921
                    St. Francisville, LA  70775

                    Attention:  Secretary, West Feliciana  Parish Police Jury

                    Telephone number:  (225) 635-3864
                    FAX number:  (225) 635-6161

     Trustee, PayingThe Bank of New York
     Agent, Bond    Corporate Trust Division
     Registrar:     Towermarc Plaza
                    10161 Centurion Parkway
                    Jacksonville, FL  32256

                    Attention: Corporate Trust Department

                    Telephone number:  (904) 645-1846
                    FAX number:  (904) 645-1979

     Any Paying
     Agent other
     than the
     Trustee:       At the address designated to the
                    Issuer and the Trustee

     Remarketing
     Agent:         Morgan Stanley & Co. Incorporated
                    1221 Avenue of the Americas, 30th Floor
                    New York, NY  10020

                    Attention:  Municipal Bond Department

                    Telephone number:  (212) 762-8290
                    FAX number:  (212) 762-8505

     All notices or other communications by the Trustee to any Bondholder hereunder shall be deemed to have been sufficiently given and received by such Bondholder upon the mailing thereof by first class mail.

     The Issuer, the Company, the Trustee, the Paying Agent, the Remarketing Agent and the Bond Registrar may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION XVI.7. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     SECTION   XVI.8.   Headings  for  Convenience   Only.    The
descriptive   headings  in  this  Indenture  are   inserted   for
convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION XVI.9. Counterparts. The Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION XVI.10. Applicable Law. This Indenture shall be governed by and construed in accordance with the laws of the State.

     SECTION XVI.11. Notice of Change. The Trustee shall give notice to Moody's (if the Bonds are then rated by Moody's) at 99 Church Street, New York, NY 10007, Attention: Structured Transactions Group, Corporate Department, and S&P (if the Bonds are then rated by S&P) at 55 Water Street, New York, NY 10041, of any of the following events:

          (a)  a change in the Trustee or Paying Agent;

          (b)  a change in the Remarketing Agent;

          (c)   an  amendment to the Indenture or the  Agreement;
     and

          (d)  payment or provision therefor of all the Bonds.

     SECTION XVI.12. Payments Due on non-Business Days. In any case where the date of payment of interest on or principal of any Bonds or the date fixed for redemption of any Bonds or any Purchase Date shall not be a Business Day, then payment of such interest or principal and any premium or Purchase Price need not be made by such Paying Agent on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the Purchase Date, and no interest shall accrue for the period after such date.

     SECTION XVI.13. Subordination to Rights of the Company. This Indenture and the rights and privileges hereunder of the Trustee and the holders of the Bonds are specifically made subject and subordinate to the rights and privileges of the Company set forth in the Refunding Agreement. Nothing in this Indenture or the Refunding Agreement shall in any way prejudice the Company Mortgage with respect to the lien thereof, or any of the rights of the Company Mortgage Trustee thereof, or any holder of First Mortgage Bonds heretofore or hereafter issued thereunder, or any takers or purchasers upon default thereunder, or constitute or create a direct lien or encumbrance on or other rights in or to the Plant or the Facilities, provided that nothing in the Company Mortgage or in this Section shall in any way affect or diminish the obligation of the Company to pay all amounts required to be paid by it under the terms of the
Refunding Agreement. The Trustee agrees that it shall execute and deliver any instrument requested by the Company which is necessary or appropriate at any time to confirm or evidence the subordination of rights described in the preceding sentence to enable the Company to enjoy such rights and privileges. The Trustee acknowledges that the Bonds are not secured by, and this Indenture does not constitute or create any direct lien or encumbrance on or rights in or to, the Plant or the Facilities or any leasehold or other estate therein. The Trustee, whenever requested by the Issuer or the Company, shall execute and deliver any instrument necessary or appropriate to confirm the absence of any interest by it in the property comprising the Plant or the Facilities or to evidence the subordination described in this
Section 16.13.

     IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by the President of the West Feliciana Parish Police Jury and its corporate seal to be hereunto affixed and attested by the Secretary of the West Feliciana Parish Police Jury, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by one of its Agents and its corporate seal to be hereto affixed.


                               PARISH OF WEST FELICIANA,
                               STATE OF LOUISIANA




                                By:______________________________
ATTEST:                                      President
                                   West Feliciana Parish Police
Jury


By: __________________________________                     [SEAL]
            Secretary
    West Feliciana Parish Police Jury



                               THE BANK OF NEW YORK,
                               as Trustee



                               By:_____________________________
                                              Agent




                                                           [SEAL]

                                                  EXHIBIT A
                                         TO TRUST INDENTURE

               [FORM OF SERIES 1999-A BOND]

No. R-1                                         $62,000,000

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to The Bank of New York, as Trustee, for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.
or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede &
Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR
OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede &
Co., has an interest herein.

As  provided  in  the Trust Indenture referred  to  herein,
until  the  termination  of the system  of  book-entry-only
transfers  through  DTC,  and  notwithstanding  any   other
provision of the Trust Indenture to the contrary, this Bond may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC or a nominee of DTC, or by DTC or a nominee of DTC to any successor securities depository or any nominee thereof.

THIS  BOND  IS SUBJECT TO MANDATORY TENDER FOR PURCHASE  AT
THE  TIME AND IN THE MANNER HEREINAFTER DESCRIBED AND  MUST
BE  SO  TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED
UNDER CERTAIN CIRCUMSTANCES AS DESCRIBED HEREIN.

                 United States of America
                    State of Louisiana

       Parish of West Feliciana, State of Louisiana
         Pollution Control Revenue Refunding Bond
           (Entergy Gulf States, Inc. Project)
                      Series 1999-A

Maturity Date:  September 1, 2028       CUSIP NO. 952789BA2

Registered Owner: Cede & Co. (Tax Identification #13-2555119)

Date of this Bond:  September 29, 1999

Principal Amount:  $62,000,000

Type of Rate Period:  Multiannual Rate Period

Last Day of Commercial Paper Rate Period* ______________
Interest Rate* ___________

Number of Days in Period* _________     Interest Due at End
of Period* _____________

Type of Rate Period if other than Commercial Paper __________
______

_______________________
* Complete only for Bonds accruing interest at Commercial
Paper Rates while a system of book-entry-only transfers is not in effect


    The  Parish  of West Feliciana, State of  Louisiana,  a
political  subdivision of the State of Louisiana, organized
and  existing under and by virtue of the laws of the  State
of  Louisiana  (the "Issuer"), for value  received,  hereby
promises  to  pay (but only out of the sources  hereinafter
mentioned)  to  the Registered Owner set  forth  above,  or
registered assigns, but solely from the source and  in  the
manner  hereinafter set forth, on the Maturity Date, unless
this Bond shall have been called for earlier redemption  in
whole  or  in  part, upon surrender hereof,  the  Principal
Amount  set forth above and in like manner to pay  interest
thereon at the rate determined as herein provided from  the
most recent Interest Payment Date (hereinafter defined)  to
which interest has been paid in full or duly provided  for,
or  from the date of authentication hereof if such date  is
on an Interest Payment Date to which interest has been paid
or  duly  provided  for, or from the Issue  Date  specified
above  if  no interest has been paid or duly provided  for,
such  payments  of  interest to be made  on  each  Interest
Payment Date until the principal or redemption price hereof
has  been paid or duly provided for as aforesaid.   Overdue
installments  of interest on the Bonds, if any,  shall  not
bear  interest.  The principal or redemption price  of  and
interest  on this Bond may be paid in any coin or  currency
of  the  United  States of America which, at  the  time  of
payment,  is  legal  tender for the payment  of  public  or
private  debts.  The principal or redemption price of  (and
related  interest on) this Bond (or of a  portion  of  this
Bond,  in  the case of a partial redemption) is payable  to
the  Registered Owner hereof in immediately available funds
upon  presentation and surrender hereof  at  the  Principal
Office of The Bank of New York, or its successor, as paying
agent  (the  "Paying  Agent"), under  the  Trust  Indenture
(Series  1999-A)  dated  as  of  September  1,  1999   (the
"Indenture") between the Issuer and The Bank of New York, or its successor, as trustee (the "Trustee"), securing the series of Bonds of which this Bond is one.

    So  long as the Bonds are held in book-entry-only form,
all  payments of interest on Bonds shall be payable for the
immediately preceding Interest Period and will be  paid  to
the  Registered  Owner hereof whose  name  appears  on  the
registration  books kept by the Bond Registrar  as  of  the
applicable  Regular or Special Record Dates in  immediately
available  funds  by wire transfer to  a  bank  within  the
continental  United  States or deposited  to  a  designated
account if such account is maintained with the Paying Agent
as  directed  by  the Registered Owner  in  writing  or  as
otherwise  directed in writing; otherwise all  payments  of
interest  on the Bonds (except at the Maturity Date  or  at
redemption of the Bonds) shall be paid by check  mailed  to
the  address of the Registered Owner, as such address shall
appear on the books maintained by the Bond Registrar.   The
Regular Record Date for any Interest Payment Date shall  be
the close of business on the day (whether or not a Business
Day) immediately preceding an Interest Payment Date, except
that,  while  this Bond accrues interest at  a  Multiannual
Rate  (as described herein), the Regular Record Date  shall
be the close of business on the 15th day (whether or not  a
Business  Day) of the calendar month immediately  preceding
such Interest Payment Date.  Any interest on any Bond which
is  payable, but is not punctually paid or provided for, on
any Interest Payment Date (except on the Maturity Date) and
within   any   applicable  grace  period   (herein   called
"Defaulted  Interest") shall forthwith cease to be  payable
to  the  Registered  Owner hereof on the  relevant  Regular
Record Date by virtue of having been such Registered Owner,
and such Defaulted Interest shall be paid to the person  in
whose name this Bond is registered at the close of business
on  a  Special Record Date to be fixed by the Trustee, such
date to be no more than 15 nor fewer than 10 days prior  to
the  date of proposed payment.  This Bond is registered  as
to  both  principal and interest on the registration  books
kept  by  the  Bond  Registrar and may  be  transferred  or
exchanged,  subject to the further conditions specified  in
the Indenture, only upon surrender hereof at the office  of
the   Bond  Registrar.   Capitalized  terms  not  otherwise
defined herein shall have the meanings specified therefor in the Indenture.

    The  principal, redemption price, premium  or  Purchase
Price of and interest on the Bonds are payable solely from the funds pledged therefor pursuant to the Indenture. The
Bonds do not now and shall never constitute an indebtedness or a pledge of the general credit of the Issuer or the State of Louisiana within the meaning of any constitutional or statutory provision and shall never be paid in whole or in part out of any funds raised or to be raised by taxation or any other funds of the Issuer.

    This  Bond is one of a duly authorized issue of revenue
bonds  of  the  Issuer  issued in the  aggregate  principal
amount of $62,000,000 designated "Parish of West Feliciana,
State  of  Louisiana  Pollution Control  Revenue  Refunding
Bonds  (Entergy  Gulf States, Inc. Project) Series  1999-A"
(the  "Bonds") issued under the Indenture.  The  Bonds  are
being  issued  by  the  Issuer  pursuant  to  and  in  full
compliance  with the Constitution and laws  of  the  State,
including  particularly Chapter 14-A of  Title  39  of  the
Louisiana Revised Statutes of 1950, as amended (the "Act"),
for the purpose of refunding a like principal amount of the
Issuer's  Pollution Control Revenue Refunding  Bonds  (Gulf
States  Utilities Company Project) Series 1994 (the  "Prior
Bonds")   issued  in  the  original  principal  amount   of
$102,000,000, which Prior Bonds were issued  on  behalf  of
Entergy  Gulf  States,  Inc.,  a  Texas  corporation   (the
"Company"),  for  the  purpose of  refunding  the  Issuer's
outstanding  Pollution Control Revenue Bonds  (Gulf  States
Utilities  Company  Project) Series  1984A,  Series  1984B,
Series  1984C and Series 1984D, which Bonds were issued  to
finance the cost of acquiring a leasehold interest  in  the
undivided   seventy  percent  interest  in  certain   water
pollution   control   facilities  and   sewerage   disposal
facilities (the "Facilities") at the River Bend Unit 1 (the
"Plant")  of the Company, in the geographic limits  of  the
Issuer.   Pursuant to a Refunding Agreement (Series 1999-A)
dated as of September 1, 1999 (the "Refunding Agreement") between the Issuer and the Company, the Company has agreed to make Payments in an amount sufficient to pay the principal and Purchase Price of, premium, if any, and interest on the Bonds as they become due and payable whether at the maturity thereof or upon acceleration, redemption, purchase or otherwise in accordance with the provisions of the Indenture. Such payments will be made directly to the Trustee and deposited in the Bond Fund and such payments have been duly assigned to the Trustee for that purpose. All the rights and interests of the Issuer under, in and to the Refunding Agreement (except for certain rights specified in the Indenture) have been assigned under the Indenture to the Trustee to secure the payment of the principal and Purchase Price of, premium, if any, and interest on the Bonds.

    The  Bonds  are payable solely from and  secured  by  a
pledge  of  the Trust Estate, which includes,  among  other
things,  (i)  all of the right, title and interest  of  the
Issuer in and to the Revenues, (ii) the Refunding Agreement
and  all right, title and interest of the Issuer under  and
pursuant to the Refunding Agreement, insofar as they relate
to all the Bonds issued and outstanding under the Indenture
(except  for  the indemnification and expense reimbursement
rights   and  other  rights  contained  in  the   Refunding
Agreement and any rights of the Issuer to receive  notices,
certificates, requests, requisitions, directions and  other
communications  under the Refunding Agreement),  including,
without  limitation,  Payments to  be  received  under  and
pursuant  to and subject to the provisions of the Refunding
Agreement,  and (iii) all amounts on deposit  in  the  Bond
Fund  or other funds created under the Indenture other than
the  Bond Purchase Fund.  Except as otherwise specified  in
the Indenture, this Bond is entitled to the benefits of the
Indenture   equally  and  ratably  both  as  to   principal
(Purchase  Price  and redemption price, including  premium)
and  interest with all other Bonds issued under  the  Inden
ture,  to which reference is made for a description of  the
rights  of  the  owners  of  the  Bonds;  the  rights   and
obligations   of  the  Issuer;  the  rights,   duties   and
obligations of the Trustee; and the provisions relating  to
amendments to and modifications of the Indenture, to all of
which  the  Registered  Owner  of  this  Bond  assents   by
acceptance of this Bond. Reference is also hereby made to the Refunding Agreement for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations thereunder of the Issuer, the Trustee and the Company and the modification or amendment of the Refunding Agreement.

    FOR  SO  LONG  AS THIS BOND IS HELD IN BOOK-ENTRY  FORM
REGISTERED  IN  THE NAME OF CEDE & CO. ON THE  REGISTRATION
BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR,
THIS  BOND,  IF CALLED FOR PARTIAL REDEMPTION IN ACCORDANCE
WITH  THE  INDENTURE, SHALL BECOME DUE AND PAYABLE  ON  THE
REDEMPTION  DATE  DESIGNATED IN THE  NOTICE  OF  REDEMPTION
GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO  THE
EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST,  IF
ANY,  TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL
BE  PAID,  TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION
AND  SURRENDER  THEREOF  AT THE OFFICE  SPECIFIED  IN  SUCH
NOTICE  OR  (ii) AT THE WRITTEN REQUEST OF CEDE &  CO.,  BY
CHECK  OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE  OR  BY
WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS
BONDOWNER  SO  ELECTS.  IF, ON THE REDEMPTION DATE,  MONEYS
FOR  THE REDEMPTION OF BONDS TO BE REDEEMED, TOGETHER  WITH
INTEREST  TO  THE REDEMPTION DATE, SHALL  BE  HELD  BY  THE
TRUSTEE  SO AS TO BE AVAILABLE THEREFOR ON SUCH  DATE,  AND
AFTER  NOTICE  OF  REDEMPTION  SHALL  HAVE  BEEN  GIVEN  IN
ACCORDANCE  WITH THE INDENTURE, THEN, FROM  AND  AFTER  THE
REDEMPTION  DATE, THE AGGREGATE PRINCIPAL  AMOUNT  OF  THIS
BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE
AGGREGATE    PRINCIPAL   AMOUNT   THEREOF   SO    REDEEMED,
NOTWITHSTANDING WHETHER THIS BOND HAS BEEN  SURRENDERED  TO
THE TRUSTEE FOR CANCELLATION.

    If an Event of Default occurs, the principal of all Bonds issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

    No recourse shall be had for the payment of the principal, Purchase Price or redemption price of, premium, if any, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any member, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

Interest on the Bonds

    The Bonds shall initially accrue interest at the Multiannual Rate herein described, and will be subject to
conversion  as  herein  provided.   The  rate  of  interest
applicable to any Rate Period shall be determined in accordance with the applicable provisions of the Indenture but shall not exceed 15% per annum. The amount of interest so payable on any Interest Payment Date shall be computed
(a) on the basis of a 365- or 366-day year, as appropriate, for the actual number of days elapsed during Daily Rate
Periods, Commercial Paper Rate Periods or Weekly Rate Periods and (b) on the basis of a 360-day year of twelve 30-day months during Multiannual Rate Periods.

    "Rate Period" shall mean the period during which a particular rate of interest determined for the Bonds is to remain in effect pursuant to the Indenture. The rates of interest for the Bonds, which will be determined by the Remarketing Agent, are as follows:

Commercial Paper Rate

    While  the  Bonds  accrue interest at Commercial  Paper
Rates,  the interest rate for each particular Bond will  be
determined by the Remarketing Agent as the minimum rate  of
interest  necessary,  in the judgment  of  the  Remarketing
Agent, to enable the Remarketing Agent to sell such Bond on
that  day at a price equal to the principal amount thereof,
and with respect to Commercial Paper Rates, the Remarketing
Agent  shall  determine the Commercial Paper Rate  and  the
Commercial Paper Rate Period for each Bond at such rate and
for  such period as it deems advisable in order to minimize
the  net  interest cost on the Bonds, taking  into  account
prevailing market conditions.  While the Bonds are  in  the
Commercial  Paper  Rate  mode, Bonds  may  have  successive
Commercial  Paper Rate Periods of any duration  up  to  270
days each and any Bond may accrue interest at a rate and for a period different from any other Bond. No Commercial
Paper Rate Period may be established which exceeds 270 days or, if the Remarketing Agent has given or received notice of any conversion to a Multiannual Rate Period, the remaining number of days prior to the Conversion Date or, if the Remarketing Agent has given or received notice of any conversion to a Daily Rate or Weekly Rate, the length of each Commercial Paper Rate Period for each Bond shall be determined by the Remarketing Agent to be either (A) that length of period that, as soon as possible, shall enable the Commercial Paper Rate Periods for all Bonds to end on the day before the Conversion Date, or (B) that length of period which, based on the Remarketing Agent's judgment, will best promote an orderly transition to the next Rate
Period.

Daily Rate

    While the Bonds accrue interest at a Daily Rate, the interest rate established for the Bonds will be effective from day to day until changed by the Remarketing Agent in accordance with the Indenture.

Weekly Rate

    While the Bonds accrue interest at a Weekly Rate, the rate of interest on the Bonds will be determined weekly by the Remarketing Agent in accordance with the Indenture to be effective for a seven day period commencing on Wednesday of the week of such determination. The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a Weekly Rate as provided in the Indenture.

Multiannual Rate

    While  the Bonds accrue interest at a Multiannual Rate,
the  interest  rate will be determined by  the  Remarketing
Agent  in accordance with the Indenture to remain in effect
for  a term of twelve calendar months or any whole multiple
thereof  selected by the Company (except for a  Multiannual
Rate   Period  ending  on  the  Maturity  Date),  provided,
however,  that  the initial Multiannual Rate  Period  shall
commence  on the Issue Date and end on August 31, 2004  and
shall be succeeded by Multiannual Rate Periods of five  (5)
years  unless  and until the Rate Period for the  Bonds  is
converted  to  a different Rate Period or to a  Multiannual
Rate  Period  of  a  different  duration  pursuant  to  the
Indenture.  Except as set forth above or until the Maturity
Date,  each  Multiannual Rate Period shall be  followed  by
another Multiannual Rate Period of the same duration  until
the  Rate Period of the Bonds is converted to another  Rate
Period   or  a  Multiannual  Rate  Period  of  a  different
duration.   The  Rate  Period established  will  remain  in
effect until changed by the Company, in accordance with the Indenture.

Authorized Denominations

    Bonds  which accrue interest at Commercial Paper  Rates
will  be  issued  in  denominations  of  $100,000  and  any
integral  multiples  of  $1,000 in excess  thereof.   Bonds
which accrue interest at a Daily or Weekly Rate will be issued in denominations of $100,000 and whole multiples thereof. Bonds which accrue interest at a Multiannual Rate will be issued in denominations of $5,000 and whole multiples thereof.
Optional Tenders

    While  this Bond accrues interest at a Daily or  Weekly
Rate,  the Registered Owner of this Bond has the  right  to
tender  this  Bond  for purchase at the Purchase  Price  as
follows:   (i)  during a Daily Rate Period on any  Business
Day upon written or Electronic notice to the Paying Agent prior to 11:00 a.m., New York City time, on the Purchase
Date,  and (ii) during a Weekly Rate Period on any Business
Day  upon written or Electronic notice given to the  Paying
Agent on or prior to 5:00 p.m., New York City time, on a Business Day not fewer than seven days prior to the Purchase Date.

Mandatory Tenders

    While  this Bond accrues interest at a Commercial Paper
Rate, this Bond is subject to mandatory tender on each Interest Payment Date applicable to this Bond at a Purchase
Price equal to 100% of the principal amount thereof.

    This Bond is also subject to mandatory tender on the effective date of a change from one Rate Period to a different Rate Period (except for changes between a Daily
Rate  and Weekly Rate) or a change from a Multiannual  Rate
Period to a Multiannual Rate Period of different duration at the Purchase Price.

    While  this  Bond  accrues interest  at  a  Multiannual
Rate, this Bond is subject to mandatory tender for purchase
on  the  Interest Payment Date following the  end  of  each
Multiannual Rate Period at a Purchase Price equal  to  100%
of the principal amount thereof.

    BY  ACCEPTANCE  OF  THIS  BOND,  THE  REGISTERED  OWNER
HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER  OR
NOT  SURRENDERED, ON THE PURCHASE DATE AS DESCRIBED  ABOVE.
IN  SUCH EVENT, THE REGISTERED OWNER OF THIS BOND SHALL NOT
BE  ENTITLED TO RECEIVE ANY FURTHER INTEREST HEREON,  SHALL
HAVE  NO  FURTHER RIGHTS UNDER THIS BOND OR  THE  INDENTURE
EXCEPT  TO  RECEIVE  PAYMENT OF  THE  PURCHASE  PRICE  HELD
THEREFOR, AND SHALL THEREAFTER HOLD THIS BOND AS AGENT  FOR
THE PAYING AGENT.

    The  initial  Remarketing Agent under the Indenture  is
Morgan  Stanley & Co. Incorporated.  The Remarketing  Agent
may   be  changed  at  any  time  in  accordance  with  the
Indenture.

Written Notice of Rate Period Change

    The Trustee shall give notice, by first class mail,  to
the   Registered  Owners  of  all  Bonds  of  the  proposed
conversion from one Rate Period to another Rate Period at least 15 days before the proposed Conversion Date while the Bonds accrue interest at Commercial Paper, Daily or Weekly
Rates,  and at least 30 days before the proposed Conversion
Date while the Bonds accrue interest at a Multiannual Rate.
Written Notice of Mandatory Tender

    The Trustee shall give notice, by first class mail,  to
the  Registered  Owners of the mandatory  tender  of  Bonds
accruing  interest at a Multiannual Rate not less  than  30
days before the tender date.

Interest Payment Dates

    While  this Bond accrues interest at a Commercial Paper
Rate, interest is payable on the day after the last day  of
each Commercial Paper Rate Period.  While this Bond accrues
interest  at Daily or Weekly Rates, interest is payable  on
the  first Business Day of each calendar month following  a
month  in  which interest at such rate has accrued.   While
this  Bond accrues interest at a Multiannual Rate, interest
is  payable on each March 1 and September 1, and after  any
Multiannual  Rate Conversion Date or the commencement  date
of a Multiannual Rate Period preceded by a Multiannual Rate
Period  of  the same duration, the first day of  the  sixth
calendar   month  following  the  month   in   which   such
Multiannual Rate Conversion Date or such commencement date occurs and the first day of each sixth month thereafter to which interest at such rate has accrued and the day after the last day of each Multiannual Rate Period, except that the last Interest Payment Date for any Multiannual Rate
Period which is followed by a Commercial Paper, Daily or Weekly Rate Period shall be the first Business Day of the sixth month following the preceding Interest Payment Date.
Interest is also payable on the Maturity Date.

Optional Redemption

    During  any  Commercial Paper,  Daily  or  Weekly  Rate
Period, this Bond is subject to optional redemption on any Interest Payment Date (with respect to a Bond accruing interest at a Commercial Paper Rate, on the Interest
Payment Date applicable to that Bond) at an optional redemption price equal to 100% of the principal amount being redeemed, plus accrued interest to the redemption date.

    During  any  Multiannual  Rate  Period,  this  Bond  is
subject to optional redemption (i) at any time on and after
the  dates and at the optional redemption prices (expressed
as  percentages of the principal amount being redeemed) set
forth   below  plus  accrued  interest,  if  any,  to   the
redemption date and (ii) on the day after the end of each Multiannual Rate Period at the redemption price of 100% of the principal amount being redeemed, plus accrued interest, if any, to the redemption date:

   Length of           Commencement
   Multiannual         of Multiannual
   Rate Period         Redemption Period         Redemption Price

   Greater than or     Fifth anniversary of      102%, declining by 1%
   equal to 6 years    the commencement of       on each succeeding
                       Multiannual Rate Period   anniversary of the first
                                                 day of the redemption
                                                 period until reaching
                                                 100% and thereafter
                                                 at 100%
   Less than 6 years   Bonds not subject to
                       optional redemption
                       until commencement
                       of next Multiannual
                       Rate Period

Extraordinary Optional Redemption

    While accruing interest at a Multiannual Rate, this Bond shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount being redeemed plus accrued interest to the redemption date, if:

        (i)the Company shall have determined that the continued operation of the Facilities or the Plant is impracticable, uneconomical or undesirable for any reason;

        (ii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

        (iii)  the operation of the Facilities or the Plant
    shall  have  been enjoined or otherwise  prohibited  by
    any  order, decree, rule or regulation of any court  or
    of   any  federal,  state  or  local  regulatory  body,
    administrative agency or other governmental body.

    In  addition,  if  the  Bonds  accrue  interest  at   a
Multiannual   Rate,   the  Bonds  shall   be   subject   to
extraordinary optional redemption by the Issuer, at the direction of the Company, in whole or in part, at any time prior to the first date on which the Bonds are subject to redemption pursuant to the Indenture, at a redemption price equal to 102% of the principal amount being redeemed plus accrued interest to the redemption date, if the Company delivers to the Trustee a written certificate (i) to the effect that by reason of a change in use of the Facilities or any portion thereof, the Company has been unable, after reasonable effort, to obtain an opinion of Bond Counsel to the effect that a court, in a properly presented case, should decide that Section 150 of the Code (or successor provision of similar import), does not prevent that portion of the Payments payable under the Refunding Agreement and attributable to interest on the Bonds from being deductible by the Company for federal income tax purposes, (ii) specifying that as a result of its inability to obtain such opinion of Bond Counsel, the Company has elected to prepay amounts due under the Refunding Agreement equal to the redemption price of the Bonds to be so redeemed and (iii) specifying the principal amount of the Bonds which the Company has determined to be the minimum necessary to be so redeemed in order for the Company to retain its rights to such interest deductions (which principal amount of the Bonds will be so redeemed).

Extraordinary Mandatory Redemption

    This Bond shall be subject to mandatory redemption,  at
a  redemption  price  equal to the principal  amount  being
redeemed  plus accrued interest to the redemption date,  on
the  one hundred eightieth day (or such earlier date as may
be  designated  by the Company) after a final determination
by  a  court of competent jurisdiction or an administrative
agency  to the effect that solely as a result of a  failure
by   the  Company  to  perform  or  observe  any  covenant,
agreement  or  representation contained  in  the  Refunding
Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency will be considered final unless the Company has participated in the proceeding which resulted in such determination, either directly or, at the option of the Company, through a Bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review.
Subject to the foregoing provisions of this paragraph, the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be by lot in such amount as is necessary to accomplish such result.

Notice of Redemption

    The Trustee shall cause notice of any redemption of Bonds under the Indenture to be mailed by first class mail, postage prepaid (except when DTC is the Registered Owner of all of the Bonds and except for persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least
$1,000,000 aggregate principal amount of Bonds who so request, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the registration books kept for such purpose pursuant to the Indenture at least 15 days prior to the redemption date for Bonds accruing interest at Daily, Weekly or Commercial
Paper Rates and at least 25 days prior to the redemption date for Bonds accruing interest at Multiannual Rates.

Transfer of Bonds

    This  Bond  is  transferable by  the  Registered  Owner
hereof at the designated office of the Bond Registrar, upon
surrender  of  this Bond, accompanied by  a  duly  executed
instrument  of  transfer  in  form  and  with  guaranty  of
signature  satisfactory to the Bond Registrar,  subject  to
such  reasonable  regulations as the  Issuer  or  the  Bond
Registrar  may prescribe, and upon payment of  any  tax  or
other governmental charge incident to such transfer.   Upon
any  such  transfer,  a  new Bond  or  Bonds  in  the  same
aggregate   principal  amount  will  be   issued   to   the
transferee.   Except  as set forth  in  this  Bond  and  as
otherwise  provided in the Indenture, the person  in  whose
name  this  Bond  is registered shall be deemed  the  owner
hereof  for all purposes, and the Issuer, any Paying Agent,
the    Bond   Registrar   the   Remarketing   Agent,    the
Authenticating Agent and the Trustee shall not be affected by any notice to the contrary.

    The  Indenture and the rights and privileges under  the
Indenture  of the Trustee and the holders of the Bonds  are
specifically made subject and subordinate to the rights and
privileges  of  the Company  as set forth in the  Refunding
Agreement.   Nothing  in  the Indenture  or  the  Refunding
Agreement  shall in any way prejudice the Company  Mortgage
with  respect to the lien thereof, or any of the rights  of
the  Company  Mortgage Trustee thereof, or  any  holder  of
bonds  heretofore  or hereafter issued thereunder,  or  any
takers  or  purchasers upon default  thereunder.   As  used
herein,   "Company  Mortgage"  shall  mean  the   Company's
Indenture of Mortgage dated as of September 1, 1926 made to The Chase National Bank of the City of New York, as trustee, and Chemical Bank (now The Chase Manhattan Bank), as successor trustee, as heretofore and hereafter amended and supplemented, and "Company Mortgage Trustee" shall mean the successor trustee under the Company Mortgage.

    This Bond is not valid unless the Certificate of Authentication endorsed hereon is duly executed by the Trustee or the Authenticating Agent.

    It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

    IN  WITNESS  WHEREOF,  the Parish  of  West  Feliciana,
State of Louisiana, has caused this Bond to be executed by the President of the West Feliciana Parish Police Jury and attested by the Secretary of the West Feliciana Parish
Police Jury (by their manual or facsimile signatures), thereunto duly authorized, and its corporate seal to be affixed or imprinted, all as of the date of this Bond shown above.


                            PARISH OF WEST FELICIANA,
                            STATE OF LOUISIANA


                              By:__________________________
                                       President
                                West Feliciana Parish Police Jury
By:_________________________________
         Secretary
   West Feliciana Parish Police Jury


              CERTIFICATE OF AUTHENTICATION

   This Bond is one of the Bonds referred to in the within mentioned Trust Indenture.

                              THE BANK OF NEW YORK, as Trustee



                              By:___________________________________
                                         Agent

Date of Authentication:  ___________, 1999

                LEGAL OPINION CERTIFICATE

    IT IS HEREBY CERTIFIED that attached hereto is a true and correct copy of the complete and final opinion of Foley & Judell,
L. L. P., which opinion was manually executed, dated and issued as of the date of delivery and payment for the original issue of said bonds, and a copy of which opinion is on file in the office of the Trustee.


                           _______________________________________
                                        President
                              West Feliciana Parish Police Jury


                        ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________

Please Insert Social
      Security
or other Identifying
 Number of Assignee


_________________________________________________________________
the within Bond and all rights thereunder, and hereby irrevocably
constitutes                     and                      appoints
_________________________________________________________________
_____________________________________________  attorney or  agent to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.



Dated:  _____________    ________________________________________
                         NOTICE:     The   signature   to    this
                         assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

                                                        EXHIBIT B
                                               TO TRUST INDENTURE


     Disbursements from Administrative Fee Fund


                  Bond Counsel Fee     $ 37,500.00

                  Issuer Counsel Fee   $  2,000.00